Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 10.1

LICENSE AND COLLABORATION AGREEMENT
By and Between
IPSEN PHARMA SAS
and
LEXICON PHARMACEUTICALS, INC

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

i

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 10.3	Publicity	53
Section 10.4	Other Disclosures	54
Section 10.5	Publications	55
Section 10.6	Clinical Trial Registry	55
Section 10.7	Confidentiality Term	56
Article 11	Representations and Warranties	56
Section 11.1	Representations and Warranties of Both Parties	56
Section 11.2	Representations and Warranties of Lexicon	56
Section 11.3	Representations and Warranties of Ipsen	58
Section 11.4	Mutual Covenants	58
Section 11.5	Covenants of Ipsen	58
Section 11.6	Covenants of Lexicon	59
Section 11.7	DISCLAIMER	59
Article 12	Term and Termination	59
Section 12.1	Term	59
Section 12.2	Survival of Licenses	59
Section 12.3	Termination For Material Breach	60
Section 12.4	Termination by Ipsen upon Lexicon Change of Control or Sale of TPH Business	60
Section 12.5	Termination by Ipsen for Convenience	60
Section 12.6	Termination by Lexicon for Ipsen Patent Challenge	61
Section 12.7	Termination by Ipsen other than Lexicon Uncured Breach	61
Section 12.8	Effects of Termination by Lexicon for Ipsen Uncured Breach or Ipsen Patent Challenge or by Ipsen upon a Change of Control, for Convenience or Other Than Lexicon Uncured Breach	61
Section 12.9	Effects of Termination by Ipsen for Convenience	63
Section 12.10	Survival	64
Article 13	Dispute Resolution	64
Section 13.1	Disputes; Executive Officers	65
Section 13.2	Arbitration	65
Article 14	Indemnification	67
Section 14.1	Indemnification by Ipsen	67
Section 14.2	Indemnification by Lexicon	68
Section 14.3	Procedure	68
Section 14.4	Insurance	69
Section 14.5	Limitation of Liability	69
Article 15	Miscellaneous Provisions	70
Section 15.1	Governing Law	70
Section 15.2	Assignment	70
Section 15.3	Entire Agreement; Amendments	70
Section 15.4	Notices	70
Section 15.5	Exports	71
Section 15.6	Force Majeure	71
Section 15.7	[**]	72
Section 15.8	Performance by Affiliates and Sublicensees	72
Section 15.9	Independent Contractors	72

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 15.10	Construction	72
Section 15.11	Interpretation	72
Section 15.12	Headings	73
Section 15.13	English Language	73
Section 15.14	No Implied Waivers; Rights Cumulative	73
Section 15.15	Severability	73
Section 15.16	Execution in Counterparts	73

Exhibits

Exhibit 1.10     -    Description of Telotristat Etiprate
Exhibit 1.14    -    Initial Development Plan
Exhibit 1.42    -    Licensed Patent Rights
Exhibit 1.46    -    Licensed Trademark
Exhibit 1.47    -    Description of LX1033

v

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

LICENSE AND COLLABORATION AGREEMENT
This License and Collaboration Agreement (this “Agreement”), dated the 21st day of October, 2014 (the “Effective Date”), is by and between Ipsen PHARMA SAS, a French corporation with its principal offices at 65 Quai Georges Gorse, Boulogne-Billancourt 92100, France (“Ipsen”), and Lexicon Pharmaceuticals, Inc., a Delaware corporation with its principal offices at 8800 Technology Forest Place, The Woodlands, Texas 77381 U.S.A. (“Lexicon”).
Introduction
WHEREAS Lexicon is engaged in the development of, and owns and controls intellectual property rights to, the Compound (as defined herein);
WHEREAS Ipsen and Lexicon are interested in collaborating in the development of the Compound and Licensed Products (as defined herein) and in the commercialization of Licensed Products in the Licensed Territory (as defined herein);
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ipsen and Lexicon agree as follows:
Article 1
Definitions
For purposes of clarity, when used in this Agreement, each of the following terms shall have the meanings set forth in this Article 1:
Section 1.1    “Accounting Standards”
means, with respect to a Party or its Affiliates or its or their sublicensees, United States generally accepted accounting principles, or International Financial Reporting Standards, in each case, as used by the applicable Party for its financial reporting and consistently applied.
Section 1.2    “Affiliate”
means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such first Person. For purposes of this Section 1.2, “control” shall refer to (a) in the case of a Person that is a corporate entity, direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such Person, or (b) in the case of a Person that is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Invus, L.P., a Bermuda limited partnership, and Affiliates of Invus, L.P. that would not otherwise be Affiliates of Lexicon but for Invus, L.P.’s ownership of Lexicon’s capital stock, shall be deemed not to be Affiliates of Lexicon.
Section 1.3    “Bankruptcy Code”
means the U.S. Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended, and similar laws governing bankruptcy and insolvency in countries outside the United States.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 1.4    “Business Day”
means a day on which banking institutions in New York, New York, USA and Paris, France are open for business, excluding any Saturday or Sunday.
Section 1.5    “Carcinoid Field”
means the diagnosis, treatment and/or prevention of carcinoid syndrome and/or asymptomatic and symptomatic, functional and non-functional gastro-enteropancreatic neuroendocrine tumors (“GEPNET”) and their complications in humans.
Section 1.6    “cGMP”
means all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products and/or finished pharmaceutical products, including all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, 21 CFR Parts 210 and 211, and The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products, as each may be amended from time to time.
Section 1.7    “Change of Control”
means the occurrence of either (a) a Third Party becoming the “beneficial owner” (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934), directly or indirectly, of Lexicon securities representing more than fifty percent (50%) of the combined voting power of Lexicon’s then-outstanding voting securities or (b) the sale by Lexicon, in one or more related transactions, of all or substantially all of Lexicon’s property and assets to a Third Party.
Section 1.8    “Commercialization Plan”
means the sales and marketing plan for Licensed Products in the Licensed Territory, as prepared, updated and amended from time to time in accordance with Section 2.1(b) and Section 5.1(a).
Section 1.9    “Commercialization Program”
means the commercialization activities of the Parties directed to the sales and marketing of Licensed Products in the Licensed Territory and manufacturing and supply activities of the Parties in support thereof, in each case undertaken in accordance with the Commercialization Plan.
Section 1.10    “Compound”
means the small molecule inhibitor of TPH known as telotristat etiprate, or LX1606, as specifically described in Exhibit 1.10, and [**].
Section 1.11    “Confidential Information”
means all Know-How or other confidential or proprietary information of a Party that is disclosed (whether in written, graphic, oral, electronic or other form) by or on behalf of such Party to the other Party in connection with this Agreement, including the terms of this Agreement, information regarding the Compound or any Licensed Product, the Development Plan, the Development Program, the Commercialization Plan, the Commercialization Program, or intellectual property or regulatory matters relating thereto, or the scientific

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

or business affairs or other activities of such Party. All information disclosed prior to the Effective Date by or on behalf of either Party under, and subject to, the confidentiality agreement between Lexicon and Ipsen dated July 28, 2009, as amended (the “Confidentiality Agreement”) shall be deemed “Confidential Information” of the disclosing Party hereunder.
Section 1.12    “Control” or “Controlled”
means with respect to any Know-How, Patent Right or other intellectual property right, the possession (whether by license (other than pursuant to this Agreement) or ownership, or control over an Affiliate with such a license or ownership) by a Party of the ability to grant to the other Party access, ownership or a license as provided herein without violating the terms of any agreement or arrangement with any Third Party.
Section 1.13    “Cover”, “Covering” or “Covered”
means, as to a Patent Right and a product or technology, that, but for a license granted to a Party under or an ownership interest of such Party in such Patent Right (and in the case of pending patent applications, assuming such applications become issued patents), the manufacture, use, offer for sale, sale or importation by such Party of such product or technology would infringe such Patent Right.
Section 1.14     “Development Plan”
means the plan for the conduct of all activities related to the research and development of the Compound and Licensed Products for the purpose of obtaining and maintaining Marketing Authorization in the Licensed Territory, as updated and amended from time to time in accordance with Section 2.1(b) and Section 3.1. The initial Development Plan, setting forth the research and development activities that are pending or planned as of the Effective Date, is attached hereto as Exhibit 1.14 (the “Initial Development Plan”).
Section 1.15    “Development Program”
means the pre-clinical, clinical and other research, development, regulatory and pre-commercial manufacturing activities of the Parties directed to the Compound and Licensed Products and undertaken in accordance with the Development Plan.
Section 1.16    “Diligent Efforts”
means (a) where applied to carrying out specific tasks and obligations under this Agreement, expending reasonable, diligent, good faith efforts and resources to accomplish such task or obligation as such Party would normally use to accomplish a similar task or obligation under similar circumstances; and (b) where applied to development or commercialization of the Compound or a Licensed Product, the use of reasonable, diligent, good faith efforts and resources, in an active and ongoing program, as commonly used by such Party for a product discovered or owned by such Party, which product is at a similar stage in its development or product life and is of similar market potential. Diligent Efforts requires that a Party, at a minimum, assign responsibility for such obligations to qualified employees, set annual goals and objectives for carrying out such obligations and allocate resources designed to meet such goals and objectives.
Section 1.17    “Drug Master File”
means any (a) drug master files filed with the FDA with respect to the Licensed Product, (b) active substance master file (ASMF) filed with the EMA, and (c) equivalent filing in other countries in the Licensed Territory.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 1.18    “EEA”
means the European Economic Area as it may be constituted from time to time.
Section 1.19    “EMA”
means the European Medicines Agency or any successor agency thereof.
Section 1.20    “EU”
means the European Union, as may be constituted from time to time.
Section 1.21    “Executive Officers”
mean the chief executive officer of Ipsen (or a senior executive officer of Ipsen designated by such officer) and the chief executive officer of Lexicon (or a senior executive officer of Lexicon designated by such officer).
Section 1.22    “FDA”
means the United States Food and Drug Administration or any successor agency thereto.
Section 1.23    “Field”
means any and all uses in humans, including, without limitation, therapeutic and prophylactic use in human disease.
Section 1.24    “Financial Year”
means the twelve (12) consecutive calendar months starting 1st January and ending on 31st December of such twelve (12) consecutive calendar months’ period.
Section 1.25    “First Commercial Sale”
means, with respect to a given Licensed Product in a given country in the Licensed Territory, the date on which such Licensed Product is first sold in a bona fide commercial sale following Marketing Authorization of such Licensed Product in such country by, on behalf of or under the authority of Ipsen or any of Ipsen’s Affiliates or sublicensees in an arm’s-length transaction to a Third Party.
Section 1.26    “FTE”
means a full time equivalent person year (consisting of a total of [**] hours per year) of scientific or technical work or scientific or technical managerial work on or directly related to activities undertaken by a Party hereunder.
Section 1.27    “FTE Rate”
means (a) with respect to Lexicon personnel, [**], and (b) with respect to Ipsen personnel, [**], in each case per FTE per annum for personnel engaged in the manufacturing and development of the Licensed Product, increased or decreased annually on January 1 of each year, commencing with January 1, 2016, by the percentage increase or decrease in the Consumer Price Index as of the then-most-recent December 31 over

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

the Consumer Price Index as of December 31, 2014. As used in this Section 1.27, Consumer Price Index means (y) the Consumer Price Index - Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) for the FTE Rate applicable to Lexicon’s personnel and (z) the French consumer price index as published by the French National Institute of Statistics and Economics Studies (INSEE) available at http://www.insee.fr/en for the FTE Rate applicable to Ipsen’s personnel.
Section 1.28    “GCP”
means good clinical practices requirements (U.S. 21 C.F.R. Parts 50, 54, 56, 58, 210, 211 and 312), and comparable foreign regulatory standards, including requirements for the public dissemination of clinical trial information (e.g., 42 U.S.C. § 282), as they may be updated from time to time.
Section 1.29    “Generic Product”
means, with respect to a Licensed Product, any pharmaceutical product comprising the Compound that (a) is distributed in the Licensed Territory by a Person other than Ipsen or its Affiliates or any Person authorized by Ipsen or its Affiliates under a Marketing Authorization issued by a Regulatory Authority based, in whole or in part, on bioequivalence and interchangeability with such Licensed Product, including any product authorized for sale (i) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or (ii) in any other country or jurisdiction pursuant to all equivalents of such provisions and (b) is substitutable under applicable Laws for such Licensed Product when dispensed in the Licensed Territory without the intervention of a physician or other health care provider with prescribing authority.
Section 1.30    “GLP”
means good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58 (or such other comparable regulatory standards in jurisdictions outside the U.S.), as they may be updated from time to time.
Section 1.31    “IND”
means an application submitted to a Regulatory Authority to initiate human clinical trials, including (a) an Investigational New Drug application or any successor application or procedure, (b) any non-US equivalent of a United States IND, including any Clinical Trial Application filed with the EMA and (c) all supplements and amendments that may be submitted to a Regulatory Authority with respect to the foregoing.
Section 1.32    “INN” or “International Nonproprietary Name”
means an official nonproprietary or generic name granted by the WHO to facilitate the identification of an active substance that is unique to such active substance, and any non-WHO equivalent of an INN, including a USAN granted by the USAN Council.
Section 1.33    “Initial Indication”
means the first indication in the Carcinoid Field for which a Marketing Authorization is obtained based on the studies conducted under the Initial Development Plan.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 1.34    “Ipsen Competitor”
means a Third Party that actively commercializes in the Licensed Territory one or more approved pharmaceutical products in the Carcinoid Field, which commercialization generated more than [**] in the most recently completed calendar year as of the closing of the applicable Change of Control transaction (and for the avoidance of any doubt, including approved pharmaceutical products for the treatment and prevention of GEPNET), or any Affiliate of such Third Party.
Section 1.35    “Ipsen Patent Rights”
means all Patent Rights that are Controlled by Ipsen at any time during the Development Program or Ipsen’s commercialization of any Licensed Product and that Cover any Ipsen Technology, including Ipsen’s interests in Joint Patent Rights.
Section 1.36    “Ipsen Technology”
means all Know-How Controlled by Ipsen at any time during the Development Program or Ipsen’s commercialization of any Licensed Product and that is used in, or necessary for, the research, development, manufacture, use or sale of the Compound or any Licensed Product, including Ipsen’s interests in Joint Technology.
Section 1.37    “Joint Technology”
means Know-How that is developed by one or more employees, agents or consultants of Lexicon on the one hand, and one or more employees, agents or consultants of Ipsen, on the other hand, in the performance of this Agreement.
Section 1.38    “Know-How”
means any technical, scientific or business information, data or materials, including all biological, chemical, pharmacological, toxicological, preclinical, clinical, and assay information, data and materials, analyses, ideas, discoveries, inventions, methods, techniques, improvements, concepts, designs, processes, procedures, compositions, plans, formulae, specifications and trade secrets, whether or not patentable, including documents and other media (including paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM, trays and containers and any other media developed following the Effective Date) containing or storing any of the foregoing.
Section 1.39    “Laws”
means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.
Section 1.40    “Lexicon Territory”
means the USA, Canada and Japan.
Section 1.41    “Licensed Intellectual Property”
means Licensed Technology, Licensed Patent Rights and Licensed Trademark.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 1.42    “Licensed Patent Rights”
means, in each case to the extent Controlled by Lexicon:
(a)    the patents and patent applications that are listed in Exhibit 1.42,
(b)    any patents and patent applications (e.g., provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, extensions (including any supplementary protections certificates), additions, substitute applications, utility patents, utility models, design patents and certificates of invention) that issue from or claim priority to any patent application listed in Exhibit 1.42, and
(c)     any Patent Rights other than those included in sub-paragraphs (a) and (b) that are Controlled by Lexicon at any time during the Development Program and that Cover any Licensed Technology, including Lexicon’s interests in Joint Patent Rights.
Section 1.43    “Licensed Product”
means any pharmaceutical preparation in final form containing the Compound, alone or in combination with one or more additional active ingredients, for sale by prescription, over the counter or any other method in all dosage strengths, releases and formulations, including any new formulations and improvements that contain the Compound as an active ingredient.
Section 1.44    “Licensed Technology”
means any Know-How that is Controlled by Lexicon at any time during the Development Program and that is used in, or necessary for, the research, development, manufacture, use or sale of the Compound or any Licensed Product, including Lexicon’s interests in Joint Technology.
Section 1.45    “Licensed Territory”
means the entire world excluding the Lexicon Territory.
Section 1.46    “Licensed Trademark”
means, to the extent Controlled by Lexicon, the trademark that is listed in Exhibit 1.46.
Section 1.47    “LX1033”
means Lexicon’s small molecule inhibitor of TPH known as LX1033, as specifically described in Exhibit 1.47.
Section 1.48    “MAA”
means an application submitted to a Regulatory Authority for Marketing Authorization of a Licensed Product in any country, including without limitation any Marketing Authorization Application filed with the EMA, and all supplements and amendments that may be submitted to a Regulatory Authority with respect to the foregoing.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 1.49    “Major EU Country”
means any of France, Germany, Italy, Spain or the United Kingdom.
Section 1.50    “Manufacturing Costs”
means, as to a Party, such Party’s fully burdened costs of manufacturing and packaging the Compound and Licensed Products, including the following:
(a)    with regard to a Party’s internal costs and charges, all internal costs of such Party’s personnel directly engaged in manufacturing, packaging and shipment of the Compound and Licensed Products for the Licensed Territory, including the costs of such personnel engaged in managing suppliers, at the FTE Rate [**], which work-time spent shall be justified by a time-keeping log; provided however that in the event such personnel are also concurrently engaged in the development and manufacture of products other than the Licensed Product, such personnel’s work time shall be appropriately allocated between the other product and the Licensed Product for purpose of calculating the internal costs specifically dedicated to the Licensed Product; and
(b)    with regard to a Party’s external costs and charges, the invoiced costs and charges of suppliers of goods, including raw materials and services, including contract manufacturing organizations (CMO), directly related to the manufacture, packaging and shipment of the Compound and Licensed Products.
Section 1.51    “Marketing Authorization”
means the authorization issued by the relevant Regulatory Authority necessary to place on the market a Licensed Product in any country or regulatory jurisdiction (i.e., an approval of an MAA, if required in the applicable country or regulatory jurisdiction).
Section 1.52    “Net Sales”
means, with respect to a Licensed Product, the gross amount invoiced by Ipsen, its Affiliates or its sublicensees on sales or other dispositions of Licensed Products to Third Party customers, less the following deductions:
(a)    Trade, cash or quantity discounts actually allowed and taken directly with respect to such sales;
(b)    Tariffs, duties, excises, sales taxes or other taxes imposed upon and paid directly with respect to the production, sale, delivery or use of the Licensed Product (excluding taxes based on the income or profits of the selling party);
(c)    Amounts repaid or credited by reason of rejections, defects, recalls or returns or because of chargebacks, refunds, rebates or retroactive price reductions;
(d)    Amounts written off as uncollectible in accordance with applicable Accounting Standards, consistently applied, provided that if any such written-off amounts are subsequently collected, such amounts shall thereupon be included in Net Sales;
(e)    Price concessions either mandated by or negotiated with commercial or governmental payers; and

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(f)    Freight, insurance and other transportation charges incurred in shipping a Licensed Product to Third Parties.
Such amounts shall be determined from the books and records of Ipsen, its Affiliates or its sublicensees, as applicable, maintained in accordance with applicable Accounting Standards, consistently applied.
In the case of any sale of Licensed Products for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on average sales price for the applicable Licensed Product(s) in the applicable country in the entire applicable year. In the case that Licensed Product(s) are sold as part of a bundle for less than the average sales price for the applicable Licensed Product(s) in the applicable country in the entire applicable year, Net Sales shall be based upon the higher of (x) the discounted price for which such Licensed Product(s) are actually sold or (y) the discounted price for which such Licensed Product(s) would be sold if the discounts applied to all products in the bundle were applied equally to such products in proportion to their respective average sales prices in the applicable country in the entire applicable year.
Sales of Licensed Products between Ipsen and its Affiliates or its sublicensees, or among such Affiliates and sublicensees, shall be disregarded for purposes of calculating Net Sales hereunder, except for sales to Affiliates or sublicensees that are the intended end user.
In the event a Licensed Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product during the applicable royalty reporting period by the fraction A/A+B, where A is the average sale price of the Licensed Product when sold separately in finished form, and B is the average sale price of the other product(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period or, if sales of both the Licensed Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred.
In the event that such average sale price cannot be determined for both the Licensed Product and all other products(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of C/C+D where C is the fair market value of the Licensed Product and D is the fair market value of all other pharmaceutical product(s) included in the Combination Product. In such event, Ipsen shall in good faith make a determination of the respective fair market values of the Licensed Product and all other pharmaceutical products included in the Combination Product, and shall notify Lexicon of such determination and provide Lexicon with data to support such determination. Lexicon shall have the right to review such determination and supporting data, and to notify Ipsen if it disagrees with such determination. If Lexicon does not agree with such determination and if the Parties are unable to agree in good faith as to such respective fair market values, then such matter shall be referred to the Executive Officers for resolution pursuant to Section 13.1 and, if the Executive Officers are unable to resolve such matter in accordance with Section 13.1, such matter shall be referred to binding arbitration for resolution pursuant to Section 13.2.
As used above, the term “Combination Product” means any pharmaceutical preparation in final form containing the Compound in combination with one or more additional proprietary (i.e., non-generic) active ingredients, for sale by prescription, over-the-counter or any other method.
Section 1.53    “New Indication”
means any indication other than the Initial Indication.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 1.54    “Party”
means Ipsen or Lexicon; “Parties” means Ipsen and Lexicon.
Section 1.55    “Patent Right”
means any right in any patent applications in any of the countries of the world, all patents that issue from such applications, including utility patents, utility models, design patents and certificates of invention, and all provisional, divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, extensions (including any supplementary protection certificates), additions or substitute applications with respect to any such patent applications and patents.
Section 1.56    “Phase 3 Study”
means a human clinical trial of a Licensed Product that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, which trial is intended to support Marketing Authorization of a Licensed Product, as described in 21 C.F.R. § 312.21(c), or similar clinical study in a country other than the United States.
Section 1.57    “Phase 4 Study”
means a human clinical trial, conducted following Marketing Authorization for the Licensed Product in a particular indication, the principal purpose of which is to monitor the long term efficacy and safety in patients being studied with the Licensed Product in such indication or a related indication (including drug-drug interaction, dose-response, schedule of administration and/or duration, use of the drug in other patient populations or other stages of the disease, safety studies and/or other studies designed to support use under the approved indication) as further described in 21 C.F.R. §312.21, or similar clinical study in a country other than the United States.
Section 1.58    “Person”
means any natural person or any corporation, company, partnership, limited liability company, joint venture, firm, agency or other entity, including a Party.
Section 1.59    “Post Approval Study”
means any Phase 4 Study that is not required by the applicable Regulatory Authorities, such as any studies conducted in support of pricing or reimbursement for the Licensed Product (such as health economic studies, epidemiological studies, modeling and pharmacoeconomic studies), post-marketing surveillance studies, investigator sponsored studies and health economics studies.
Section 1.60    “Post-Marketing Commitment Study”
means any Phase 4 Study or other test or study with respect to a Licensed Product that is required by the applicable Regulatory Authorities as a precondition to granting or maintaining a Marketing Authorization for such Licensed Product.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 1.61    “Regulatory Approval”
means any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary for the research, development, manufacture, use, storage, import, promotion, marketing and sale of a product in a country or jurisdiction, including INDs and Marketing Authorizations.
Section 1.62    “Regulatory Authority”
means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, approval, manufacture, use, storage, import, promotion, marketing or sale of a product in a country, including the FDA and EMA.
Section 1.63    “Regulatory Documentation”
shall mean all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and all documentation of the results of clinical studies and tests, relating to the Licensed Product and all data contained in any of the foregoing, MAA, clinical data, adverse event files and complaint files.
Section 1.64    “Sponsor”
means the Party that takes on the ultimate responsibility for the initiation, performance and management of, including any financing or arranging the financing for, the appropriate clinical study.
Section 1.65    “Study Cost Offset Amount”
means, in the event that Ipsen assumes responsibility for conducting any Phase 3 Study or Post-Marketing Commitment Study pursuant to Section 3.2(b)(ii) or any clinical study under Section 3.4, an offset of [**].
Section 1.66    “[**]”
means a [**], that [**].
Section 1.67    “Third Party”
means any Person other than a Party or any of its Affiliates.
Section 1.68    “Third Party Acquirer”
means the counterparty to Lexicon in any Change of Control transaction.
Section 1.69    “TPH”
means tryptophan hydroxylase.
Section 1.70    “US” or “USA”
means United States of America, its territories and possessions.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 1.71    “Valid Claim”
means, as to a Licensed Product, on a country-by-country basis, (a) an unexpired claim of an issued patent within the Licensed Patent Rights or Joint Patent Rights that (i) Covers the manufacture, use, offer for sale, sale or importation of such Licensed Product in such country, and (ii) has not lapsed or been revoked, withdrawn or found to be unpatentable, invalid or unenforceable by a decision of a court or other authority of competent jurisdiction in the subject country, from which decision no further appeal can be taken, or with respect to which an appeal is not taken within the time (including any extensions) allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) a claim of a pending patent application within the Licensed Patent Rights or Joint Patent Rights that Covers the manufacture, use, offer for sale, sale or importation of such Licensed Product in such country, which claim has not been revoked, cancelled, withdrawn or abandoned and that has not been pending for more than seven (7) years from the filing date of the earliest patent application from which such pending claim derives priority.
Section 1.72    “WIPO”
means the World Intellectual Property Organization.
Section 1.73    “Additional Definitions”.
Each of the following definitions is set forth in the section of this Agreement indicated below:

Definitions	Section
1974 Convention	15.1
Agreement	Preamble
Alliance Manager	2.1(c)
AMF	10.3(a)(ii)
Arbitration Request	13.2(a)
Breaching Party	12.3
CMC	2.2(e)
Claims	14.1
Combination Product	1.52
Commercial Supply Costs	5.2(b)
Competitive Infringement	9.3(a)
Confidentiality Agreement	1.11
CMO	3.5
CRO	3.4
[**]	8.3(b)
Effective Date	Preamble
GEPNET	1.5
ICC	13.2(c)
ICC Rules	13.2(c)
Indemnified Party	14.3(a)
Indemnifying Party	14.3(a)
Initial Development Plan	1.14
Invalidity Claim	9.5(a)
Ipsen	Preamble

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

JCC	2.3(a)
JDC	2.2(a)
Joint Invention	9.1(b)
JSC	2.1(a)
Lexicon	Preamble
Losses	14.1
Manufacturing Technology	5.2(e)(i)
Non-Arbitrable Dispute	13.1(b)
Non-Breaching Party	12.3
Paragraph IV Certification	9.6
Patent Challenge	12.6
Patent Prosecution	9.2(e)
Pre-Generic Launch Net Sales	8.4(e)(i)
Publishing Party	10.5(a)
Quality Technical Agreement	5.2(d)
[**]	8.3(b)
Rolling Forecast	5.2(c)
Royalty Term	8.4(b)
SDEA	4.4
SEC	10.3(a)(ii)
Severed Clause	15.15
Subsequent Commercial Orders Subject Disclosure	5.2(c) 10.3(a)
Term	12.1
Terminated Territories	12.9
Third Party License	8.4(f)
Third Party License Costs	8.4(f)
Third Party License Cost Cap	8.4(f)
Tribunal	13.2(e)
USAN	9.8(c)
USAN Council	9.8(c)
WHO	9.8(c)

Article 2
Governance; Decision-Making
Section 2.1    Joint Steering Committee
(a)    Formation and Membership. Within [**] after the Effective Date, Ipsen and Lexicon shall establish a joint steering committee (the “JSC”) to review, coordinate and provide overall strategic direction to their activities pursuant to the Development Plan and the Commercialization Plan. The JSC shall be comprised of [**] senior executives of Ipsen and [**] senior executives of Lexicon with appropriate experience and level of decision-making authority. Each Party may change any one or more of its representatives on the JSC at any time upon written notice to the other Party. Lexicon’s participation on the JSC after [**] shall be at Lexicon’s election. From time to time, the JSC may, in its discretion, establish one or more subcommittees or project teams to oversee particular projects or activities, as the JSC deems necessary or advisable. The Executive Officers shall not be members of the JSC.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(b)    Responsibilities. The JSC shall act as a consultative and, to the extent expressly granted authority hereunder, a decision-making body for the purpose of monitoring the implementation of the Development Plan and Development Program and the Commercialization Plan and Commercialization Program, and generally shall act as the forum for strategic information sharing, discussion, review and monitoring of the development of the Licensed Products worldwide, and of the commercialization of the Licensed Products in and the manufacture of the Licensed Products for the Licensed Territory. In particular, the JSC shall be responsible for:
(i)    monitoring a global strategy for the development of the Compound and Licensed Products and providing overall strategic direction with respect to activities conducted under the Development Plan;
(ii)    reviewing the Development Plan and suggesting or approving such updates or amendments to the Development Plan as the JSC deems appropriate, including all budget amendments, with a view to ensuring that the Licensed Product obtain Marketing Authorization as soon as reasonably practicable;
(iii)    reviewing updates provided by the JDC relating to the clinical data, non-clinical data, and other results and analyses with respect to the development activities related to the Licensed Product, promptly after such data, results and analyses become available;
(iv)    determining whether any clinical and/or pre-clinical studies not included in the Initial Development Plan (A) are required to obtain and/or maintain Marketing Authorization for a Licensed Product for the Initial Indication in the EU and EEA countries or (B) are otherwise advisable in support of the Development Program, in each case pursuant to Section 3.1(b);
(v)    monitoring a strategy for the commercialization of Licensed Products in the Licensed Territory and providing overall strategic direction with respect to activities conducted under the Commercialization Plan;
(vi)    reviewing and approving the initial Commercialization Plan, including resourcing of activities under the initial Commercialization Plan;
(vii)    reviewing the Commercialization Plan and suggesting or approving such updates or amendments to the Commercialization Plan as the JSC deems appropriate;
(viii)    monitoring the Parties’ plans and activities relating to the development of Licensed Products under the Development Plan and commercialization of Licensed Products under the Commercialization Plan and serving as a forum for the Parties to discuss such development and commercialization;
(ix)    overseeing the JDC and JCC, and the Parties’ progress in the conduct of activities under the Development Plan and the Commercialization Plan;
(x)    reviewing and evaluating regulatory matters relating to the Licensed Product in the Licensed Territory and pharmacovigilance and safety matters worldwide for the Licensed Product;
(xi)    reviewing and providing overall strategic direction directed to obtaining, maintaining and enforcing patent protection and market and data exclusivity for Licensed Products in the Licensed Territory;

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(xii)    attempting to resolve disputes arising under this Agreement that are referred to the JSC by the JDC, JCC or either of the Parties (for clarity, the JSC shall not have the authority to resolve disputes between the Parties regarding whether a Party has fulfilled or breached any obligation under this Agreement); and
(xiii)    performing such other tasks and undertaking such other responsibilities as may be set forth in this Agreement.
(c)    Alliance Managers. Each Party shall appoint one representative who shall be an employee of such Party having appropriate qualification and experience in business management and the coordination of licensing and collaborations to serve as an alliance manager (“Alliance Manager”) with responsibility for: (i) coordinating and managing processes and day-to-day interfaces to ensure the governance and communications between the Parties are in place and fully functional for the activities to be performed by both Parties under this Agreement, (ii) overseeing the Parties’ activities conducted in accordance with this Agreement, (iii) ensuring appropriate liaison among the Parties, the JSC, the JDC, the JCC and any other joint subcommittees or project teams and (iv) facilitating contact between the Parties with respect to all such activities. Each Party may change its Alliance Manager at any time upon written notice to the other Party. The Alliance Manager is responsible for driving the alliance progress, establishing and maintaining effective and regular communication between the Parties and resolving issues between the Parties. The Alliance Managers will not be members, but may attend the meetings of, the JSC, the JDC and JCC and be responsible for communicating with and reporting to the JSC on all relevant matters. Each Party shall bear the costs of its Alliance Manager, which costs shall be excluded from the Parties’ respective development and manufacturing costs.
(d)    Administrative Matters. Lexicon shall appoint from among its members, a person who shall act as a chairperson of the JSC until [**], following which time the chairperson of the JSC shall be appointed by Ipsen from among its members. The Alliance Manager from the chairing Party will work with the chairperson and the other Party’s Alliance Manager to develop JSC meeting agendas. The chairperson shall be responsible for calling meetings of the JSC and for leading the meetings. The Alliance Manager of Lexicon and of Ipsen shall alternate to serve as secretary of such meetings. The secretary shall promptly prepare and distribute to all members of the JSC draft minutes of the meeting in reasonable detail for review and comment within [**] of the meeting, including a list of any actions or decisions approved by the JSC. The JSC members shall then have [**] to provide comments with the goal of enabling the secretary to incorporate timely received comments and distribute final approved minutes of each JSC meeting within [**] after the meeting.
(e)    Decision-Making. Each Party shall have one (1) vote on the JSC. Subject to Section 2.1(f), both Parties must vote in the affirmative to allow the JSC to take any action that requires the approval of the JSC. Decision on any matter may be taken at a meeting, by teleconference, videoconference or by written agreement. Either Party may convene a special meeting of the JSC in accordance with Section 2.1(h)(iii) for the purpose of resolving any disagreement at the JDC or JCC level or other disputes within the JSC’s jurisdiction, in case any of the foregoing represents a material issue the resolution of which cannot reasonably await until the next scheduled meeting of the JSC.
(f)    Escalation to Executive Officers; Casting Vote. If the JSC is unable to resolve any dispute within the responsibilities of the JSC specified in Section 2.1(b) within [**] after the matter is presented to the JSC for resolution, or if the JSC no longer remains in place at the time of a dispute within the responsibilities of the JSC specified in Section 2.1(b) and the Parties are unable to resolve such dispute within

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

[**] after one Party, by written notice to the other Party, presents such issue for resolution, either Party may, by notice to the other Party, refer such dispute or other matter to the Executive Officers for resolution pursuant to Section 13.1. If the Executive Officers are unable to resolve any such matter that is within the responsibilities of the JSC pursuant to Section 13.1, then:
(i)    Lexicon shall have the final decision-making authority in its reasonable discretion to resolve any such dispute as to clinical studies for which [**], provided that Lexicon may not make a decision that is inconsistent with the terms and conditions of this Agreement or that materially changes the development activities set forth in the Initial Development Plan;
(ii)    Ipsen shall have the final decision-making authority in its reasonable discretion to resolve any such dispute as to clinical studies for which [**], provided that Ipsen may not make a decision that is inconsistent with the terms and conditions of this Agreement;
(iii)    if the dispute involves [**], Lexicon shall have the final decision-making authority to resolve any such dispute in its reasonable discretion, provided that Lexicon may not make a decision that is inconsistent with the terms and conditions of this Agreement;
(iv)    if the dispute involves [**], Ipsen shall have the final decision-making authority to resolve any such dispute in its reasonable discretion, provided that Ipsen may not make a decision that is inconsistent with the terms and conditions of this Agreement; and
(v)    if the dispute involves [**], Ipsen shall have the final decision-making authority to resolve any such dispute in its reasonable discretion, provided that Ipsen may not make a decision that is inconsistent with the terms and conditions of this Agreement.
The decision of the Party with a casting vote shall be final and binding on the members of the JSC, the JDC, the JSC and the other Party.
(g)    Matters Excluded from JSC Decision-Making and Casting Votes. Notwithstanding Section 2.1(f):
(i)    Matters Requiring Agreement between the Parties. The following matters may only be decided by the mutual agreement of the Parties and shall not be subject to either Party’s final decision-making authority and shall not be subject to resolution by binding arbitration pursuant to Article 13:
(A)    any proposal by one Party to increase the other Party’s obligations or reduce the other Party’s rights under this Agreement; or
(B)    any matter that is expressly stated in this Agreement to require the other Party’s prior approval or consent, or the mutual agreement of the Parties.
(ii)    Matters Involving the Interpretation of the Agreement. The following matters shall be decided by the mutual agreement of the Parties, but, in the absence of such mutual agreement, such matters shall be subject to resolution by binding arbitration pursuant to Article 13:
(A)    any determination that the events required for the payment of development, regulatory or sales milestone payments have not occurred; or

Confidential materials omitted and filed separately
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Asterisks denote omissions.

(B)    any resolution of disputes regarding the Parties’ rights and obligations under this Agreement.
(h)    Meetings.
(i)    The first JSC meeting shall be held within [**] of the Effective Date. The JSC shall meet at least [**]. After [**], the JSC shall meet [**]. The location of JSC meetings shall be as agreed by the Parties, and may be held in person, alternating locations between the Parties, or by telephone conference call or by videoconference; provided that prior to [**] at least [**] shall be held in person. The Parties anticipate that the meetings at Lexicon’s location will be held in The Woodlands, Texas or Princeton, New Jersey, USA, and that the meetings at Ipsen’s location will be held in Paris, France or Slough, United Kingdom.
(ii)    Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the JSC. In addition, each Party may, at its discretion, invite a reasonable number of non-voting employees or officers, and, with the consent of the other Party, consultants or scientific advisors, to attend meetings of the JSC or the relevant portion thereof; provided that any such consultants or scientific advisors are bound by written obligations of confidentiality with the Party that appointed it/her/him that are at least as stringent as those set forth in this Agreement.
(iii)    Either Party may also request that a special meeting of the JSC be convened for the purpose of resolving disputes in connection with, or for the purpose of reviewing or making a decision pertaining to, any material matter within the purview of the JSC, the examination or resolution of which cannot reasonably be postponed until the next scheduled JSC meeting, by providing written notice to the other Party. Such meeting shall be convened at such time as may be mutually agreed upon by the Parties, but in any event shall be held within [**] after the date of such notice.
Section 2.2    Joint Development Committee.
(a)    Formation and Membership. Within [**] after the Effective Date, Ipsen and Lexicon shall establish a joint development committee (the “JDC”) comprised of appropriate representatives of Ipsen and Lexicon, each of whom shall have experience and seniority sufficient to enable him or her to make day-to-day operational decisions on behalf of the Party he or she represents. Each Party may change any one or more of its representatives on the JDC at any time upon written notice to the other Party. Lexicon’s participation on the JDC after [**] shall be at Lexicon’s election. From time to time, the JDC may, in its discretion, establish one or more project teams, to, upon mutual agreement of the Parties, implement and coordinate various aspects of the Development Plan.
(b)    Administrative Matters. Lexicon shall appoint a person from among its members who shall act as a chairperson of the JDC. The chairperson shall be responsible for calling meetings of the JDC and for leading the meetings. A JDC member of Lexicon and of Ipsen shall alternate to serve as secretary of such meetings. The secretary shall promptly prepare and distribute to all members of the JDC draft minutes of the meeting in reasonable detail for review and comment within [**] of the meeting, including a list of any actions or decisions approved by the JDC. The JDC members shall then have [**] to provide comments, with the goal of enabling the secretary to incorporate timely received comments and distribute final approved minutes of each JDC meeting within [**] after the meeting.
(c)    Decision-Making. Each Party shall have one (1) vote on the JDC. Both Parties must vote in the affirmative to allow the JDC to take any action that requires the approval of the JDC. Action on any matter may be taken at a meeting, by teleconference or videoconference or by written agreement. If the

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

JDC is unable to reach unanimous agreement on any matter within the JDC’s jurisdiction, then the matter shall be referred to the JSC for resolution under Section 2.1(b)(xii) or, if the JSC no longer remains in place, the Executive Officers for resolution under Section 13.1 (subject to Section 2.1(f) and each Party’s final decision-making authority as to matters covered thereunder).
(d)    Meetings.
(i)    The first JDC meeting shall be held between the Parties within [**] of the Effective Date. The JDC shall meet at least [**] until [**]. Thereafter, the JDC shall meet [**] or when the Parties mutually agree as necessary where matters requiring a joint decision and collaboration arise. The location of JDC meetings shall be as agreed by the Parties, and may be held in person, alternating locations between the Parties, or by telephone conference call or by videoconference; provided that prior to [**] at least [**] shall be held in person. The Parties anticipate that the meetings at Lexicon’s location will be held in The Woodlands, Texas or Princeton, New Jersey, USA, and that the meetings at Ipsen’s location will be held in Paris, France or Slough, England.
(ii)    Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the JDC. If a Party’s representative is unable to attend a meeting, such Party may designate an alternate representative to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite a reasonable number of additional employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the JDC or the relevant portion thereof, provided that any such consultants or scientific advisors are bound by written obligations of confidentiality with the Party that appointed it/her/him that are at least as stringent as those set forth in this Agreement.
(iii)    Either Party may also request that a special meeting of the JDC be convened for the purpose of resolving material disputes in connection with, or for the purpose of reviewing or making a material decision pertaining to, the implementation of the Development Plan, the examination or resolution of which cannot reasonably be postponed until the next scheduled JDC meeting, by providing written notice to the other Party. Such meeting shall be convened at such time as may be mutually agreed upon by the Parties, but in any event shall be held within [**] after the date of such notice.
(e)    Responsibilities. The JDC shall be responsible for:
(i)    designing a global strategy for the development of the Compound and Licensed Products;
(ii)    reviewing, and recommending to the JSC for JSC review and approval, updates and amendments to the Development Plan as appropriate, including all budget amendments;
(iii)    providing strategic direction with respect to non-clinical and clinical activities for the Compound and Licensed Products;
(iv)    overseeing the research and development of the Compound;
(v)    overseeing and advising on the pre-clinical and clinical manufacture of the Compound and Licensed Products;

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(vi)    overseeing the progress of the Development Program and monitoring the Parties’ compliance with their respective obligations under the Development Plan, including the accomplishment of key objectives;
(vii)    reviewing and approving the protocols (and any amendments thereto), and the statistical analysis plans (including amendments) of studies to be conducted under the Development Plan;
(viii)    monitoring the progress of clinical trials to be conducted under the Development Plan and the final clinical study report;
(ix)    reviewing all activities related to pharmaceutical development, new formulation development, drug development, Chemistry, Manufacturing and Control (“CMC”), drug product new campaigns, manufacturing scale-up/optimization, QC testing and release of batches of active ingredient and drug product;
(x)    reviewing serious adverse events relating to [**];
(xi)    performing such other tasks and undertaking such other responsibilities as may be set forth in this Agreement; and
(xii)    providing updates to the JSC relating to clinical data, non-clinical data and other results and analyses with respect to the development activities related to the Licensed Product, promptly after such data, results and analyses become available.
Section 2.3    Joint Commercialization Committee.
(a)    Formation and Membership. Within [**] after the Effective Date, Ipsen and Lexicon shall establish a joint commercialization committee (the “JCC”) comprised of appropriate representatives of Ipsen and Lexicon, each of whom shall have experience and seniority sufficient to enable him or her to make day-to-day operational decisions on behalf of the Party he or she represents. Each Party may change any one or more of its representatives on the JCC at any time upon written notice to the other Party. Lexicon’s participation on the JCC after [**] shall be at Lexicon’s election. From time to time, the JCC may, in its discretion, establish one or more project teams, to, upon mutual agreement of the Parties, implement and coordinate various aspects of the Commercialization Plan.
(b)    Administrative Matters. Ipsen shall appoint a chairperson of the JCC from among its members. The chairperson shall be responsible for calling meetings of the JCC and for leading the meetings. A JCC member of Ipsen and of Lexicon shall alternate to serve as secretary of such meetings. The secretary shall promptly prepare and distribute to all members of the JCC draft minutes of the meeting in reasonable detail for review and comment within [**] of the meeting, including a list of any actions or decisions approved by the JCC. The JCC members shall then have [**] to provide comments, with the goal of enabling the secretary to incorporate timely received comments and distribute final approved minutes of each JCC meeting within [**] after the meeting.
(c)    Decision-Making. Each Party shall have one (1) vote on the JCC. Both Parties must vote in the affirmative to allow the JCC to take any action that requires the approval of the JCC. Action on any matter may be taken at a meeting, by teleconference or videoconference or by written agreement. If the JCC is unable to reach unanimous agreement on any matter within the JCC’s jurisdiction, then the matter shall be referred to the JSC for resolution under Section 2.1(b)(xii) or, if the JSC no longer remains in place,

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

the Executive Officers for resolution under Section 13.1 (subject to Section 2.1(f) and each Party’s final decision-making authority as to matters covered thereunder).
(d)    Meetings.
(i)    The first JCC meeting shall be held between the Parties within [**] of [**]. The JCC shall meet at least [**]. The location of JCC meetings shall be as agreed by the Parties, and may be held in person, alternating locations between the Parties, or by telephone conference call or by videoconference; provided that prior to [**] at least [**] shall be held in person. The Parties anticipate that the meetings at Lexicon’s location will be held in The Woodlands, Texas or Princeton, New Jersey, USA, and that the meetings at Ipsen’s location will be held in Paris, France or Slough, England.
(ii)    Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the JCC. If a Party’s representative is unable to attend a meeting, such Party may designate an alternate representative to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite a reasonable number of additional employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the JCC or the relevant portion thereof, provided that any such consultants or scientific advisors are bound by written obligations of confidentiality with the Party that appointed it/her/him that are at least as stringent as those set forth in this Agreement.
(iii)    Either Party may also request that a special meeting of the JCC be convened for the purpose of resolving material disputes in connection with, or for the purpose of reviewing or making a material decision pertaining to, the implementation of the Commercialization Plan, the examination or resolution of which cannot reasonably be postponed until the next scheduled JCC meeting, by providing written notice to the other Party. Such meeting shall be convened at such time as may be mutually agreed upon by the Parties, but in any event shall be held within [**] after the date of such notice.
(e)    Responsibilities. The JCC shall be responsible for:
(i)    reviewing, and recommending to the JSC for JSC review and approval, updates and amendments to the Commercialization Plan as appropriate;
(ii)    designing and overseeing a global branding and product positioning strategy for the Licensed Products;
(iii)    ensuring coherent medical messaging with respect to Licensed Products;
(iv)    overseeing a global publication strategy for Licensed Products;
(v)    overseeing and advising on the commercial supply of the Compound and Licensed Products for the Licensed Territory;
(vi)    if applicable, overseeing the transfer of manufacturing responsibility from Lexicon to Ipsen under Section 5.2;
(vii)    overseeing the progress of the Commercialization Program and monitoring the Parties’ compliance with their respective obligations under the Commercialization Plan, including the accomplishment of key objectives;

Confidential materials omitted and filed separately
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Asterisks denote omissions.

(viii)    reviewing business factors such as those that relate to the Diligent Efforts standard with respect to countries in the Licensed Territory (other than EU and EEA countries), to determine whether commercialization activities with respect to such countries should be recommended to the JSC for addition to the Commercialization Plan pursuant to clause (i) above; and
(ix)    performing such other tasks and undertaking such other responsibilities as may be set forth in this Agreement.
Section 2.4    Executive Steering Committee. The Executive Officers of the Parties shall meet once a year to discuss strategic issues and other issues that either Party deems important to maintain a successful development and commercial collaboration.
Article 3
Development
Section 3.1    Overview; Development Plan.
(a)    Subject to and in accordance with the terms and conditions of this Agreement, including Sections 3.2 and 3.3, the Parties shall collaborate on the research and development of the Compound and Licensed Product(s) in accordance with the Development Plan. Updates and amendments to the Development Plan shall be reviewed by the JDC and reviewed and approved by the JSC, and shall be consistent with the terms and conditions of this Agreement. The Development Plan shall specify, among other things:
(i)    research and development objectives,
(ii)    activities to be performed, including all pre-clinical and clinical trials and Regulatory Approvals required for manufacturing, marketing and selling Licensed Products,
(iii)    the Party responsible for performance of an activity,
(iv)    associated budgets for planned development activities over the next [**],
(v)    timelines for performance, and
(vi)    specific deliverables.
(b)    Upon the determination by the JSC that any pre-clinical or clinical studies not included in the Initial Development Plan (i) are required to obtain and/or maintain Marketing Authorization for a Licensed Product for the Initial Indication in the EU and EEA countries or (ii) are otherwise advisable in support of the Development Program, then the JDC shall review and recommend and the JSC shall review and approve, an amendment to the Development Plan reflecting such additional pre-clinical or clinical studies, including associated budgets. The costs of such additional clinical studies will be borne by the Parties as provided in Section 3.3 below.
(c)    Each Party shall use Diligent Efforts to perform its respective obligations under the Development Plan in accordance with:
(i)    the Development Plan;
(ii)    all applicable Laws; and

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(iii)    cGMP, GCP and GLP to the extent applicable.
Section 3.2    Responsibilities for the Conduct of Development.
(a)    Lexicon shall:
(i)    unless otherwise agreed by the Parties, or unless Lexicon declines to become the Sponsor for a Phase 3 Study or Post-Marketing Commitment Study required to obtain Marketing Authorization of a Licensed Product for the Initial Indication in the EU and EEA countries that is not included in the Initial Development Plan (as to which Ipsen may elect to become the Sponsor in accordance with Section 3.2(b)(ii)), be responsible for conducting all clinical studies that are required to obtain Marketing Authorization for Licensed Products for the Initial Indication in the EU and EEA countries, including all Phase 3 Studies and Post-Marketing Commitment Studies that are so required;
(ii)    have the first right to become the Sponsor for and to assume responsibility for conducting other clinical studies that the JSC determines are otherwise advisable in support of the Development Program to obtain Marketing Authorization of a Licensed Product in one or more countries of the Lexicon Territory and in one or more countries in the Licensed Territory; and
(iii)    have the sole right to become the Sponsor for and to assume responsibility for conducting other clinical studies that are required to obtain Marketing Authorization of a Licensed Product in one or more countries of the Lexicon Territory but not in any country of the Licensed Territory.
The costs of such clinical studies shall be borne by the Parties as set forth in Section 3.3.
(b)    Ipsen shall be the Sponsor for and shall be responsible for conducting:
(i)    any clinical studies not included in the Initial Development Plan, but which, as determined by the JSC, are required to obtain and maintain Marketing Authorization for a Licensed Product for the Initial Indication in countries in the Licensed Territory, but not in countries of the EU or EEA;
(ii)    any clinical studies not included in the Initial Development Plan, but which, as determined by the JSC, are required to obtain and maintain Marketing Authorization for a Licensed Product for the Initial Indication in countries of the EU or EEA or that is a Phase 3 Study or Post-Marketing Commitment Study as to which Lexicon declines to become the Sponsor and as to which Ipsen may elect to become the Sponsor;
(iii)    any clinical studies not included in the Initial Development Plan, but which, as determined by the JSC, are required to obtain and maintain Marketing Authorization for a Licensed Product in New Indications in countries in the Licensed Territory, but not in the Lexicon Territory, and are reflected in a subsequent amendment to the Development Plan; and
(iv)    at Ipsen’s discretion, any clinical studies as to which Lexicon declines to exercise its first right to become the Sponsor pursuant to Section 3.2(a)(ii).
The costs of such clinical studies shall be borne by the Parties as set forth in Section 3.3.
(c)    Each Party shall keep or cause to be kept written records and reports of the results and progress of the clinical studies, Phase 4 Studies, Post Approval Studies and Post-Marketing Commitment

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Studies of the Licensed Products performed by such Party in sufficient detail to enable review and analysis by the JSC.
Section 3.3    Responsibilities for Clinical Study Costs.
(a)    Lexicon shall solely bear one hundred percent (100%) of the costs of all pre-clinical and clinical studies included in the Initial Development Plan.
(b)    Lexicon shall solely bear one hundred percent (100%) of (i) the costs of all pre-clinical and clinical studies not included in the Initial Development Plan that are [**] and (ii) any Phase 3 Study [**] that is not included in the Initial Development Plan and is [**].
(c)    Lexicon shall bear seventy percent (70%) and Ipsen shall bear thirty percent (30%) of the costs of any Post-Marketing Commitment Study [**] that is not included in the Initial Development Plan and is [**].
(d)    Lexicon shall bear fifty percent (50%) and Ipsen shall bear fifty percent (50%) of the costs of any Post-Marketing Commitment Study [**] that is not included in the Initial Development Plan and is [**].
(e)    Ipsen shall solely bear one hundred percent (100%) of the costs of all clinical studies that are [**].
(f)    Subject to Ipsen being entitled to a credit against future sales milestone payments as provided in Section 8.3(d) and/or to a royalty offset as provided in Section 8.4(d), Ipsen shall bear one hundred percent (100%) of the costs of any Phase 3 Study or Post-Marketing Study for [**] or any clinical study [**].
(g)    Lexicon shall bear seventy percent (70%) and Ipsen shall bear thirty percent (30%) of the costs of any mutually agreed clinical studies that are [**].
(h)    The Sponsor of a clinical study set forth in this Section 3.3 shall pay the entire costs of the clinical study and shall be responsible for maintaining a complete, accurate and detailed account of such costs. The Sponsor shall then, as to any such clinical study for which the Parties share costs, provide the other Party with a detailed written report of such costs and the other Party shall then pay to the Sponsor such other Party’s share of such costs as set forth in this Section 3.3 and in accordance with Section 8.5, subject to such other Party’s right to audit the Sponsor’s records and books related to such costs as provided in Section 8.6.
Section 3.4    Failure to Perform by Lexicon; Ipsen Step-In Right.
In the event that Lexicon fails in any material respect to perform its obligations with respect to any clinical study for which Lexicon has become the Sponsor (other than a clinical study that Lexicon elects to conduct to obtain Marketing Authorization of a Licensed Product in one or more countries of the Lexicon Territory but not in any country of the Licensed Territory) as reflected in the Development Plan, and upon failure to cure within [**] after Ipsen’s notice to Lexicon of such failure, Ipsen may elect, in lieu of termination (to the extent such failure constitutes a material breach of this Agreement) or such other remedies to which it may be entitled on account of such failure, by providing Lexicon with written notice to such effect, to assume responsibility for conducting such clinical study as Sponsor. In such event, the Parties shall use Diligent Efforts to transition such clinical study to Ipsen, including the transfer of the applicable IND for the

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Licensed Product to Ipsen or the grant by Lexicon to Ipsen of such rights under such IND as Ipsen may require to assume such responsibility, and Ipsen shall thereafter be responsible for all clinical study costs associated therewith as set forth in Section 3.3, subject to Ipsen being entitled to a credit against future milestone payments as provided in Section 8.3(d) and/or a royalty offset as provided in Section 8.4(d), which shall be Ipsen’s sole and exclusive remedy and Lexicon’s sole and exclusive liability for such failure. In addition, to allow Ipsen to undertake and continue the development activities in lieu of Lexicon as Sponsor, Lexicon shall use Diligent Efforts to transition applicable Third Party clinical research organization (“CRO”) engagements to Ipsen as Ipsen may reasonably request. Ipsen shall also have the right to obtain from such Third Party CRO the clinical data and other data, information, materials and services that Ipsen deems necessary or useful to undertake and continue the applicable clinical study. Lexicon shall execute such documents, agreements and instruments as Ipsen may reasonably request to effectuate the foregoing and upon Ipsen’s request, will reasonably cooperate with and assist Ipsen in exercising such rights and to secure the services of such Third Party CRO.
Section 3.5    Access and Audit Rights.
For any clinical trial for which a Party has responsibility (i.e., the Sponsor), such Party may engage one or more reputable and qualified Third Party CROs and contract manufacturing organizations (each, a “CMO”) for such purpose; provided that the other Party shall have the right to monitor and audit (together with or on behalf of the contracting Party) any such services provided by any such CRO and CMO. To allow the other Party to exercise its right to monitor and audit, the other Party shall be copied on the quality assurance audit plan applicable to the clinical study and shall receive a copy of all audit reports. In addition, upon the other Party’s request filed [**] in advance, the Sponsor shall allow the other Party to audit and inspect, during normal business hours, all records maintained by the Sponsor relating to the conduct by the Sponsor of the clinical study, including those generated by the CROs and/or CMO conducting such study on behalf of the Sponsor and the investigational sites, to assess compliance with GCP and GMP standards and applicable regulatory requirements. The Sponsor shall use reasonable efforts to allow a representative of the other Party to attend the audit and/or inspection conducted by the Sponsor at the CROs and investigational sites and/or the CMO site together with the Sponsor.
Section 3.6    Manufacture and Supply for Development.
The costs of clinical supply of the Compound and Licensed Products for all clinical trials and other development activities conducted pursuant to this Agreement shall be allocated between the Parties in the same manner as all other costs of conducting such clinical trials and other development activities. Lexicon shall source such clinical supply for both Parties from a reputable Third Party CMO and, in the event Ipsen is responsible for conducting any clinical studies pursuant to Section 3.2(b) or 3.4, shall provide such supply to Ipsen for such clinical studies in accordance with the Development Plan.
Article 4
Regulatory Matters
Section 4.1    Overview; Regulatory Filings.
(a)    The Parties shall work together in good faith to develop a plan within [**] following [**] pursuant to which Lexicon shall, in each case as may be required to enable Ipsen to file MAAs and obtain Marketing Authorizations for Licensed Products in the Licensed Territory:

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(i)    transfer to Ipsen all Regulatory Approvals and regulatory filings submitted to any Regulatory Authority in the Licensed Territory for the Compound and Licensed Products that are in Lexicon’s name and Controlled by Lexicon, other than INDs relating to clinical trials conducted by Lexicon pursuant to the Development Plan;
(ii)    to the extent that such transfer is not permitted under applicable Laws, provide to Ipsen a right of reference or use to such Regulatory Approvals and regulatory filings. Lexicon shall provide appropriate notification of Ipsen’s access and reference rights to the applicable Regulatory Authorities (including, to the extent applicable, an informed consent letter under Article 10c of Directive 2001/83/EC as amended), at the expense of Ipsen seeking such right of reference. For the purposes of this Agreement, “right of reference” shall mean the “right of reference or use” as defined in 21 C.F.R. §314.3(b) and any equivalent regulation outside the US, including Article 10c of Directive 2001/83/EC, as each may be amended from time to time; and
(iii)    provide to Ipsen copies in electronic form of all Regulatory Approvals and regulatory filings submitted to any Regulatory Authority in the Licensed Territory including those related to CMC, manufacturing and product development, validation and manufacturing for the Compound and Licensed Products that are in Lexicon’s name and Controlled by Lexicon, Regulatory Documentation in Lexicon’s possession or Control, and the Drug Master File.
(b)    Subject to Section 4.1(a) above, following the transfer of Regulatory Approvals and regulatory filings to Ipsen, Ipsen shall own and be responsible for preparing, filing and maintaining in its own name and to obtain as a marketing authorization holder all regulatory filings and Regulatory Approvals that are required for the research, development, manufacture, use, marketing or sale of the Compound and Licensed Products in the Licensed Territory, provided, that:
(i)    Lexicon shall own and be responsible for preparing, filing and maintaining all INDs relating to clinical trials conducted by Lexicon pursuant to the Development Plan;
(ii)    Lexicon shall provide Ipsen with assistance as may be reasonably requested by Ipsen with respect to regulatory filings in accordance with the Development Plan;
(iii)    Lexicon shall have a right of reference or use to such regulatory filings and Regulatory Approvals to the extent necessary for the conduct of Lexicon’s activities under this Agreement and to the extent necessary or useful to develop, have developed, make, have made, use, offer for sale, sell, have sold, and import the Compound and Licensed Products in the Field in the Lexicon Territory;
(iv)    Ipsen shall provide Lexicon with copies of all regulatory submissions to, and material communications with, Regulatory Authorities in the EU and EEA and Lexicon shall have the right to review and comment on such submissions and communications, in each case as set forth in Section 4.2(a) below; and
(v)    each Party shall take such actions and otherwise cooperate with the other Party as may be reasonably requested by the other Party to enable the other Party to conduct the clinical trials and perform other development, regulatory, manufacturing and commercialization activities assigned to it under the Development Plan or Commercialization Plan (for clarity, all filings and all interactions with Regulatory Authorities in the Licensed Territory shall be conducted and implemented by and shall be in the name of Ipsen).

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(c)    Ipsen shall pay Lexicon, within [**] following [**], for (i) all internal costs of Lexicon personnel at the FTE Rate, plus (ii) all out-of-pocket costs and expenses incurred by Lexicon, with respect to each of clause (i) and (ii) to the extent incurred in transferring to Ipsen Regulatory Approvals and regulatory filings (or providing Ipsen with a right of reference thereto), providing copies of Regulatory Approvals and regulatory filings, Regulatory Documentation, and the Drug Master File, and performing other regulatory activities assigned to Lexicon under the Development Plan or Commercialization Plan, provided that (x) such costs shall be appropriately apportioned to the extent they are also related to activities for countries outside the Licensed Territory (e.g. Canada), and (y) all the foregoing is in accordance with the costs and expenses forecasted in the applicable budget as approved by the JSC or is additionally requested by Ipsen, it being understood that such approved budget shall include an allowance of [**] percent ([**]%) for cost overruns, provided such overruns, upon their occurrence, are appropriately documented and justified, and that Lexicon’s obligations to perform activities pursuant to Sections 4.1(a) and 4.1(b) shall be subject to prior approval by the JSC of a budget therefor.
Section 4.2    Communications with Regulatory Authorities.
(a)    Following the transfer of Regulatory Approvals and regulatory filings to Ipsen in accordance with Section 4.1, Ipsen shall be responsible for all submissions to, and communications and interactions with, Regulatory Authorities in the Licensed Territory with respect to the Compound and all Licensed Products, provided, that:
(i)    Lexicon shall be responsible for all submissions to, and communications and interactions with, Regulatory Authorities in the Licensed Territory with respect to INDs relating to clinical trials conducted by Lexicon pursuant to the Development Plan;
(ii)    Ipsen shall keep Lexicon promptly informed, through the JSC, JDC and JCC and Ipsen’s reports pursuant to Section 6.2, regarding Ipsen’s (or its Affiliate’s or sublicensee’s) regulatory strategy, planned regulatory submissions and material communications with Regulatory Authorities in the Licensed Territory with respect to the Compound and all Licensed Products, including any changes to such strategy, submissions or communications;
(iii)    Lexicon shall provide Ipsen with copies, for information, of regulatory submissions to, and material communications with, any Regulatory Authorities in the Lexicon Territory relating to the Compound and all Licensed Products and as to clinical trials conducted by Lexicon in the Licensed Territory pursuant to the Development Plan; and
(iv)    Ipsen shall provide Lexicon with copies, for information, of regulatory submissions to, and material communications with, any Regulatory Authorities in the Licensed Territory relating to the Compound and all Licensed Products.
(b)    In addition to each Party’s rights and obligations under clause (a):
(i)    Ipsen shall provide Lexicon, if feasible, with reasonable advance notice of any material meeting or substantive telephone conference with the EMA relating to the Compound or Licensed Products; and
(ii)    As to any human clinical trial for the Compound or a particular Licensed Product for a given indication conducted or to be conducted by Lexicon under the Development Plan, Ipsen shall have the right to attend and participate in any such material meeting or material conference call with

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such Regulatory Authorities relating to such clinical trial (or the results thereof) or the Compound or Licensed Product used in such clinical trial.
(c)    Without limiting the generality of any of the foregoing in this Section 4.2, each Party shall also promptly provide the other Party with a copy of all material correspondence that such Party (or its Affiliate or sublicensee) receives from, or submits to, any Regulatory Authorities, in the Lexicon Territory (and as to clinical trials conducted by Lexicon in the Licensed Territory pursuant to the Development Plan) in the case of Lexicon and in the Licensed Territory in the case of Ipsen, including: (A) contact reports concerning substantive conversations or substantive meetings with all Regulatory Authorities, (B) documents related to regulatory milestone events and dates (e.g., filing and submission, validation, agency review questions, CHMP opinion and FDA complete response letter and their equivalent), (C) all IND annual reports and cover letters of all agency submissions (it being understood that the other Party may request, and shall then receive, copies of all attachments to any such cover letters) relating to the Compound or any Licensed Product. Each Party shall also provide the other Party with any meeting minutes that such Party prepares that reflect material communications with any Regulatory Authorities in the Lexicon Territory (and as to clinical trials conducted by Lexicon in the Licensed Territory pursuant to the Development Plan) in the case of Lexicon and in the Licensed Territory in the case of Ipsen regarding the Compound or any Licensed Product.
Section 4.3    Product Withdrawals and Recalls.
If any Regulatory Authority (a) threatens, initiates or advises any action to remove any Licensed Product from the market in the Lexicon Territory or Licensed Territory, or (b) requires or advises either Party or such Party’s Affiliates or sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of such Licensed Product in the Lexicon Territory or Licensed Territory, then Lexicon or Ipsen, as applicable, shall notify the other Party of such event as soon as practicable but not later than [**] (or sooner if required by applicable Laws) after such Party becomes aware of the action, threat, advice or requirement (as applicable). The JSC or any senior representatives of the Parties will discuss and attempt to agree upon whether to recall or withdraw a Licensed Product in the Licensed Territory; provided, however, that if the Parties fail to agree within an appropriate time period or if the matter involves a safety issue that, in order to protect patient safety, does not allow for sufficient time for a discussion at the JSC level (in which event Ipsen, as the holder of the MAA in the Licensed Territory for the Licensed Product at issue, shall nonetheless provide advance notice and consultation with Lexicon to the maximum practical extent prior to making a decision), Ipsen shall decide whether to recall or withdraw such Licensed Product in the Licensed Territory and shall undertake any such recall or withdrawal at its own cost and expense. If requested by Ipsen, Lexicon shall reasonably cooperate with Ipsen in such efforts to recall or withdraw such Licensed Product in the Licensed Territory. For clarity, Lexicon shall decide in its sole discretion whether to recall or withdraw a Licensed Product in the Lexicon Territory and shall undertake any such recall or withdrawal at its own cost and expense.
Section 4.4    Pharmacovigilance; Safety Data Reporting.
The collaboration between the Parties may involve exchanging safety information and adverse events for the Licensed Product(s). Therefore, the Parties agree to enter into negotiations to promptly set up, within [**] following the Effective Date, a detailed safety data exchange agreement (the “SDEA”) setting forth the procedures governing the coordination of collection, investigation, reporting and exchange of information to enable collaboration on all matters of safety of use of the Licensed Product worldwide including the exchange of Adverse Drug Reactions information and similar matters sufficient to permit each Party to comply with its legal obligations (including, to the extent applicable, those obligations contained in ICH guidelines

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E2A, E2B and E2C). The SDEA shall also set forth the location and responsibility for holding the global pharmacovigilance database, which shall be maintained by Lexicon and established as soon as reasonably feasible to enable the Parties to comply with the international requirements and regulations and monitor the patients’ safety (e.g., IB, ASR or its replacement, PSUR). The SDEA shall be negotiated in good faith between the pharmacovigilance departments of each Party. The SDEA, which shall define the roles and responsibilities of both Parties in terms of pharmacovigilance and define the detailed safety exchange required to permit compliance by both Parties with safety reporting requirements to Regulatory Authorities and other entities and ensure worldwide safety surveillance, shall provide among other things that Lexicon shall not transfer the responsibility or holding of the global pharmacovigilance database to any sublicensee, CRO or any Third Party without Ipsen’s express consent and approval, which shall not be unreasonably withheld or delayed if such transferee (together with its Affiliates) is a pharmaceutical company of comparable size as (or greater size than) Ipsen and agrees to grant Ipsen access and other rights to the global pharmacovigilance database substantially equivalent to those granted by Lexicon under the SDEA. The use by Lexicon of a Sublicensee, a CRO or any Third Party shall be at Lexicon’s sole cost and expense.
Section 4.5    Regulatory Compliance.
Each Party agrees that in performing its obligations under this Agreement, (a) it shall comply in all material respects with all applicable regulatory requirements and standards, including FDA’s current Good Manufacturing Practices, Good Laboratory and Good Clinical Practices, and comparable foreign regulatory standards, and other applicable rules, regulations and requirements, and (b) it will not employ or use the services of any person that has been debarred under Section 306(a) or 306(b) of the US Federal Food, Drug, and Cosmetic Act.
Article 5
Commercialization; Manufacture and Supply
Section 5.1    Overview; Commercialization Plan.
(a)    Subject to and in accordance with the terms and conditions of this Agreement, including Article 2 and Section 5.2, Ipsen shall commercialize Licensed Products in the Field in the Licensed Territory in accordance with the Commercialization Plan. Ipsen shall submit the initial Commercialization Plan, including related budgets, for JCC review and JSC review and approval by no later than [**]. Ipsen shall submit an updated Commercialization Plan for JCC review and JSC review and approval no less frequently than [**]. All updates and amendments to the Commercialization Plan shall be reviewed by the JCC and reviewed and approved by the JSC, and shall be consistent with the terms and conditions of this Agreement. The Commercialization Plan shall specify, with a breakdown by country within the EU and the rest of the Licensed Territory, including countries in which commercialization activities are planned, among other things:
(i)    commercialization objectives,
(ii)    activities to be performed, including marketing, sales, medical communications, medical publications and education,
(iii)    infrastructure and other capabilities required for all pre-launch, launch and commercialization activities,
(iv)    resources for planned commercialization activities,

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(v)    timelines for performance, including plans and forecasts,
(vi)    manufacturing and supply requirements for the Licensed Territory, and
(vii)    specific deliverables.
(b)    Ipsen shall use Diligent Efforts to perform its obligations in accordance with the Commercialization Plan and all applicable Laws. Ipsen shall have sole responsibility for the commercialization of Licensed Products in the Field in the Licensed Territory, including all costs and expenses relating thereto, and for booking sales of Licensed Products throughout the Licensed Territory.
Section 5.2    Manufacture and Supply.
Within [**] following [**], the Parties shall negotiate in good faith and enter into a definitive supply agreement that includes the following terms, as well as other reasonable and customary contract manufacturing terms, including such additional terms relating to forecasting, minimum remaining shelf life, non-conforming product, failure to supply, remedies and limitations of liability:
(a)    Supply Requirement: During the Term of the Agreement and subject to the other provisions in this Section 5.2, Lexicon shall use Diligent Efforts to manufacture (or have manufactured) and sell to Ipsen, all of Ipsen’s and its sublicensees’ requirements of the Licensed Product for sale in the Licensed Territory. Lexicon shall supply Ipsen with finished dosage form of the Licensed Product under the terms of the definitive supply agreement, and shall promptly inform Ipsen of any manufacturing issues that may affect the supply of the Licensed Product to Ipsen, including quality issues, capacity limitations and expected supply shortage.
(b)    Commercial Supply Costs: Subject to the royalty offset provided in Section 8.4(c), the costs of commercial supply of Licensed Products for all commercialization activities conducted pursuant to this Agreement shall be the sole responsibility of Ipsen pursuant to this Section 5.2. Lexicon shall source such commercial supply from a reputable Third Party CMO and shall provide such supply to Ipsen for its commercialization activities in accordance with the Commercialization Plan. Ipsen shall, as may be further described in the definitive supply agreement, pay Lexicon, within [**] following Lexicon’s invoices, Lexicon’s Manufacturing Costs plus [**] percent ([**]%) (the “Commercial Supply Costs”), for all commercial supply of Licensed Products provided by Lexicon pursuant to the definitive supply agreement.
(c)    Order Requirement and Forecast: To enable Lexicon to plan its manufacturing production, within [**] of [**], Ipsen shall provide Lexicon with a non-binding [**] rolling forecast (“Rolling Forecast”) of its anticipated quarterly orders of the Licensed Product. The terms of the definitive supply agreement will contain provisions to the effect that, within [**] following [**], Ipsen shall place an initial order for commercial supply of Licensed Product from [**] in a quantity sufficient to satisfy Ipsen’s expected requirements for Licensed Product of [**]. The Commercial Supply Costs for such initial [**] order shall be paid by Ipsen in [**]. Lexicon shall provide Ipsen with a [**] invoice at least [**] prior to the end of each [**]. In the event [**], Ipsen may [**]. Orders for supply of Licensed Product for subsequent periods (“Subsequent Commercial Orders”) will be made pursuant to the terms of the definitive commercial supply agreement, in a manner that will allow for adequate time for Lexicon to arrange for the manufacture of such quantities of Licensed Product. The terms of the definitive supply agreement may also provide for terms relating to the order of Licensed Product by Ipsen for early access programs prior to First Commercial Sale. For the Subsequent Commercial Orders, the Parties shall ensure to establish inventory management processes

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designed to reduce the stock of Licensed Products to reach a [**] stock inventory that relate appropriately to Ipsen’s firm orders.
(d)    Quality Technical Agreement. Lexicon shall use Diligent Efforts to manufacture or have manufactured the Licensed Product in accordance with the product specifications and in accordance with cGMP and as set forth in a quality agreement, which shall be entered into between the Parties within [**] of the Effective Date. The quality agreement will set out the responsibility of the Parties in connection with the Licensed Products as related to quality control, quality assurance and change control (“Quality Technical Agreement”).
(e)    Discontinuation of Commercial Supply Obligations. Following the expiration or termination of [**], Lexicon may elect, by providing [**] prior written notice to Ipsen to such effect, to discontinue its commercial supply obligations pursuant to this Section 5.2. If Lexicon so elects to discontinue its commercial supply obligations, then Lexicon shall, at Ipsen’s sole cost and expense, use Diligent Efforts to transition such manufacturing of the Licensed Product to Ipsen (or its designated Affiliate or Third Party manufacturer). As part of such transition of manufacturing to Ipsen, Lexicon shall:
(i)    subject to Ipsen’s cooperation in accordance with this Section 5.2(e), use Diligent Efforts to transfer to Ipsen, as promptly as practicable (or at such other time as the Parties may mutually agree), copies of all regulatory filings and other Licensed Technology that are necessary or useful for Ipsen (or the Affiliate or Third Party manufacturer identified by Ipsen) to manufacture the Licensed Product, including manufacturing processes, analytical methods, specifications, protocols, assays, batch records, quality control data, transportation and storage requirements and other manufacturing documentation or files (collectively, “Manufacturing Technology”); and
(ii)    provide all reasonably necessary technical assistance to Ipsen with respect to the use and implementation of such Manufacturing Technology as may be mutually agreed by the Parties.
(f)    Ipsen shall cooperate with Lexicon in undertaking all such transition activities, including with respect to the scheduling and planning of associated meetings.
Section 5.3    Complaints. Ipsen shall be responsible for handling all complaints with respect to all Licensed Products in the Licensed Territory, and all costs and expenses associated therewith. Lexicon shall be responsible for handling all complaints with respect to all Licensed Products in the Lexicon Territory, and all costs and expenses associated therewith.
Section 5.4    Product Labelling. To the extent permitted under applicable Laws, all Licensed Products in the Licensed Territory shall carry the Ipsen name and logo on the product label and shall state that the Licensed Product is licensed from Lexicon; and all written promotional materials associated with each Licensed Product in the Licensed Territory shall indicate that the Licensed Product was licensed from Lexicon.
Article 6
Diligence
Section 6.1    Diligence Obligations.
Without limiting either Party’s obligations under Section 3.1(c) and 5.1(b), (a) the Parties shall use Diligent Efforts to perform their respective obligations under the Development Plan and Commercialization Plan and

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(b) Ipsen shall use Diligent Efforts to obtain Regulatory Approvals for and commercialize at least one (1) Licensed Product in the Licensed Territory and to achieve each of the milestone events set forth in Sections 8.2 and 8.3.
Section 6.2    Reports.
Each Party shall provide written reports to the other Party within [**] after the end of each [**] period during each calendar year in which research and development activities with respect to the Compound and Licensed Products continue pursuant to the Development Plan, setting forth in reasonable detail such Party’s and its Affiliates’ and sublicensees’ (a) activities and progress during such preceding [**] period in carrying out the Development Plan, including information concerning clinical studies, achievement of development and regulatory event milestones, filing of applications for and securing of Regulatory Approvals, sublicensing efforts, and the territories in which the foregoing activities are conducted, such information to be provided separately for each Licensed Product, and (b) any such planned research, development and manufacturing activities in the next [**] period, including expected timelines. In addition, following [**], each Party shall provide written reports to the other Party within [**] after the end of each [**] period during each calendar year setting forth in reasonable detail such Party’s and its Affiliates’ and sublicensees’ (a) activities and progress during such preceding [**] period in carrying out the Commercialization Plan, including information concerning the preparations for commercial launch of the Licensed Products, First Commercial Sale, achievement of sales level event milestones and the territories in which the foregoing activities are conducted, such information to be provided separately for each Licensed Product, and (b) any planned commercialization activities in the next [**] period, including expected timelines.

Article 7
Grant of Licenses
Section 7.1    Lexicon License Grants.
(a)    Grant. Subject to the terms and conditions of this Agreement, Lexicon hereby grants to Ipsen an exclusive (even as to Lexicon), royalty-bearing right and license, with the right to grant sublicenses subject to Section 7.1(b), under Licensed Intellectual Property, including Lexicon’s rights in Joint Technology and Joint Patent Rights, to develop, have developed, make, have made, use, offer for sale, sell, have sold, and import the Compound and Licensed Products in the Field in the Licensed Territory.
(b)    Sublicense Rights.
(i)    Subject to the remainder of this Section 7.1(b), Ipsen shall have the right to enter into sublicenses relating to the license granted in Section 7.1(a) to Third Parties or Affiliates with which Ipsen has agreed to develop, manufacture or commercialize the Compound and Licensed Products in the Licensed Territory, either jointly, in collaboration with or on behalf of Ipsen; provided that, each such sublicensee is bound in writing, and shall be required to bind in writing any of its further sublicensees, as applicable, to assign or grant to Ipsen rights or licenses giving Ipsen Control of any Patent Rights, including joint Patent Rights, and Know-How that is developed or otherwise controlled by such sublicensee at any time while such sublicensee has a license to any Ipsen Technology, Ipsen Patent Rights, Licensed Intellectual Property or access to any Confidential Information of Lexicon, and that is used in, or necessary for, the research, development, manufacture, use or sale of the Compound or any Licensed Product, such that such developed or otherwise controlled Patent Rights and Know-How are included in the licenses granted to Lexicon in Section 7.2.

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(ii)    Ipsen’s right to grant sublicenses shall be without Lexicon’s consent and without any written notice to Lexicon if such sublicense is granted to an Affiliate. However, a written notice shall be sent by Ipsen to Lexicon for Lexicon’s information as to the identity of the Third Party if such sublicense is granted to a Third Party.
(iii)    Each sublicense granted by Ipsen under this Section 7.1(b) shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, and shall provide that any such sublicensee shall not further sublicense except on terms consistent with this Section 7.1(b).
(iv)    Ipsen shall be responsible for the performance of its sublicensees, and shall ensure that any such sublicensees comply with all applicable provisions of this Agreement. In the event of a material default by any sublicensee under a sublicense agreement, Ipsen will inform Lexicon and take such action, after consultation with Lexicon, which in Ipsen’s reasonable business judgment will address such default.
Section 7.2    Ipsen License Grants.
(a)    Performance of Development Plan. Subject to the terms and conditions of this Agreement, Ipsen hereby grants to Lexicon and its Affiliates a non-exclusive, non-royalty bearing license in the Licensed Territory, without the right to grant sublicenses except as contemplated by the Development Plan or as otherwise authorized in writing by Ipsen, under the Ipsen Technology and Ipsen Patent Rights, including Ipsen’s rights to Joint Technology and Joint Patent Rights, for the sole purpose of performing Lexicon’s obligations under this Agreement, including conducting the activities assigned to Lexicon under the Development Plan or Commercialization Plan.
(b)    Lexicon Territory. Subject to the terms and conditions of this Agreement, Ipsen hereby grants to Lexicon an exclusive (even as to Ipsen), non-royalty-bearing right and license, with the right to grant sublicenses (subject, in the case of any sublicense of development and commercialization rights to the Licensed Product, the applicable sublicensee (and its further sublicensees) granting rights or licenses giving Lexicon Control of any Patent Rights, including joint Patent Rights, and Know-How that is developed or otherwise controlled by such sublicensee (or its further sublicensees) at any time while such sublicensee has a license to any Ipsen Technology, Ipsen Patent Rights or access to any Confidential Information of Ipsen, and that is used in, or necessary for, the research, development, manufacture, use or sale of the Compound or any Licensed Product, such that such developed or otherwise controlled Patent Rights and Know-How are included in the licenses granted to Ipsen in Section 7.1), under Ipsen Technology and Ipsen Patent Rights, including Ipsen’s rights in Joint Technology and Joint Patent Rights, to develop, have developed, make, have made, use, offer for sale, sell, have sold, and import the Compound and Licensed Products in the Field in the Lexicon Territory.
Section 7.3    Retained Rights.
Notwithstanding Section 7.1, Lexicon retains rights under the Licensed Intellectual Property to perform its obligations under this Agreement, including conducting the activities assigned to it under the Development Plan or Commercialization Plan.
Section 7.4    Disclosure of Technology.
(a)    Commencing on the Effective Date and continuing during the Development Program, Lexicon (consistent with its applicable confidential disclosure obligations to Third Parties, if any) shall use

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Diligent Efforts to disclose to Ipsen (a) all Licensed Technology specified in the Development Plan, and (b) any Licensed Technology not specified in the Development Plan that Lexicon reasonably believes to be necessary or useful for the development, manufacture or commercialization of the Compound or Licensed Products hereunder. In particular, Lexicon shall use Diligent Efforts during such period to disclose or make available to Ipsen all material data and information in its possession or otherwise under its Control, regarding Licensed Products and Licensed Intellectual Property, all the foregoing as may be necessary or useful for the development, manufacture or commercialization of the Compound or Licensed Products hereunder.
(b)    Commencing on the Effective Date and continuing during the Development Program and Commercialization Program, Ipsen (consistent with its applicable confidential disclosure obligations to Third Parties, if any) shall use Diligent Efforts to disclose to Lexicon all information relating to (a) all Ipsen Technology specified in the Development Plan, and (b) any Ipsen Technology not specified in the Development Plan that Ipsen reasonably believes to be necessary or useful for the development, manufacture or commercialization of the Compound or Licensed Products hereunder. In particular, Ipsen shall use Diligent Efforts during such period to disclose or make available to Lexicon all material data and information in its possession or otherwise under its Control, regarding Ipsen Patent Rights and Ipsen Technology, all the foregoing as may be necessary or useful for the development, manufacture or commercialization of the Compound or Licensed Products hereunder.
Section 7.5    No Implied Licenses.
Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its intellectual property rights.
Section 7.6    Section 365(n) of the Bankruptcy Code.
All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.
Section 7.7    [**].
In the event Lexicon determines to [**], Lexicon shall provide Ipsen with written notice to such effect. If requested by Ipsen within [**] of such notice, the Parties shall enter into good faith negotiations with respect to [**], which negotiations will be [**] for a period of [**] following such request. In the event the Parties do not [**] within such [**] period, Lexicon will be free, at any time thereafter, to [**], and may [**]; provided that if Lexicon does not [**] within [**] following the expiration of the [**], then Ipsen shall have the right to [**] during which the Parties shall [**], in which case Lexicon may [**] but may not [**] until [**].
Section 7.8    Exclusivity & Non-Compete.
During the [**], neither Lexicon nor any of its Affiliates shall, itself or through, with or on behalf of any Third Party, commercialize anywhere in the Licensed Territory (except any country or countries with respect to which Ipsen has terminated this Agreement pursuant to Section 12.5) Licensed Products for use in the Field, other than pursuant to this Agreement. Until [**], neither Party nor any of its Affiliates (other than Third Party Acquirers and their Affiliates, which shall not be so restricted) shall, itself or through, with or on behalf of any Third Party, commercialize in such country (except any country or countries with

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

respect to which Ipsen has terminated this Agreement pursuant to Section 12.5) (a) any [**], including, but not limited to, [**] for use in the [**] or (b) any [**], whether or not a [**], for use (i) in the [**] or (ii) for any other [**], in each case other than pursuant to this Agreement.

Article 8
Financial Provisions
Section 8.1    Upfront Payment.
Ipsen shall pay Lexicon a one-time, non-refundable, non-creditable fee of Twenty-Three Million Dollars (US$23,000,000) within [**] after the Effective Date.
Section 8.2    Development and Regulatory Milestones.
(a)    Ipsen shall pay Lexicon the following event milestone payments, subject to adjustment pursuant to Section 8.2(b) and (c):

Milestone Event		U.S. Dollars (in Millions)

(i)	[**]	U.S.$[**]

(ii)	[**]	U.S.$ [**]

(iii)	[**]	U.S.$ [**]

(iv)	[**]	U.S.$ [**]

(v)	[**]	U.S.$ [**]

(vi)	[**]	U.S.$ [**]

(vii)	[**]	U.S.$ [**]

(viii)	[**]	U.S.$ [**]

(b)In the event the milestone described in clause (i) of the table set forth in Section 8.2(a) above [**], then the milestone payment applicable to such milestone shall be adjusted from [**] to [**] if such milestone is [**], to [**] if such milestone is [**], and to [**] if such milestone is [**].
(c)    In the event the milestone described in clause (ii) of the table set forth in Section 8.2(a) above [**], then the milestone payment applicable to such milestone shall be adjusted from [**] to [**], if such milestone does not occur within [**], such milestone payment shall be adjusted to [**], and if such milestone does not occur within [**], such milestone payment shall be adjusted to [**].
(d)    Each milestone payment set forth in this Section 8.2 shall be payable by Ipsen based upon the achievement of the related milestone events by Ipsen or any of its Affiliates or sublicensees. Ipsen shall provide notice to Lexicon promptly upon achievement of each such milestone event and no later than [**] after such achievement. Ipsen shall pay Lexicon the corresponding milestone payment within [**] after achievement of each such milestone event.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(e)    With respect to the regulatory events set forth in clauses (i) and (ii) of the table set forth in Section 8.2(a) above, the Parties acknowledge that they anticipate that Ipsen will [**]. Notwithstanding the foregoing, in the event that Ipsen [**], each of the regulatory events set forth in clauses (i) and (ii) of the table set forth in Section 8.2(a) above shall be deemed to have been achieved upon [**].
(f)    For the avoidance of doubt, each milestone payment shall be due only with respect to the first occurrence of the applicable milestone event set forth in Section 8.2(a).
Section 8.3    Sales Milestones.
(a)    Ipsen shall pay Lexicon the following sales milestone payments:

Sales Milestone Event		Euros (in Millions)

(i)	First time aggregate Net Sales of all Licensed Products in the Licensed Territory equals or exceeds €[**] in any four (4) consecutive calendar quarters	€[**]

(ii)	First time aggregate Net Sales of all Licensed Products in the Licensed Territory equals or exceeds €[**] in any four (4) consecutive calendar quarters	€[**]

(iii)	First time aggregate Net Sales of all Licensed Products in the Licensed Territory equals or exceeds €[**] in any four (4) consecutive calendar quarters	€[**]

(iv)	First time aggregate Net Sales of all Licensed Products in the Licensed Territory equals or exceeds €[**] in any four (4) consecutive calendar quarters	€[**]

(b)    Each sales milestone payment set forth in Section 8.3(a) shall be payable by Ipsen upon the achievement of the related sales milestone event, and Ipsen shall provide notice to Lexicon promptly upon achievement of such sales milestone event. Ipsen shall pay Lexicon each such sales milestone payment concurrently with the royalty payments for Net Sales occurring during the calendar quarter in which such sales milestone is first achieved; provided however, if [**], Ipsen shall have the option to [**], upon notice to Lexicon prior to [**]. Upon termination or expiration of this Agreement for any reason, any [**], shall immediately become due, and Ipsen shall immediately pay such amount to Lexicon.
(c)    For purposes of clarity, more than one of the sales milestones set forth above may be earned in the same four (4) consecutive calendar quarter period or in overlapping four (4) consecutive calendar quarter periods. For example, if aggregate worldwide Net Sales of all Licensed Products have not achieved any of the sales milestone thresholds set forth in Section 8.3(a) above in any previous four (4) consecutive calendar quarter period, and aggregate, worldwide Net Sales with respect to all Licensed Products then exceed €[**] in a four (4) consecutive calendar quarter period, then all four milestone payments set forth in clauses (i), (ii), (iii) and (iv) of Section 8.3(a) above shall become payable to Lexicon hereunder, subject to Ipsen’s right to [**] as set forth in Section 8.3(b).

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(d)    Reduction for Clinical Study Costs.
Ipsen may credit any Study Cost Offset Amount (if applicable) with respect to a Licensed Product against the amount of sales milestone payments set forth in Section 8.3(a) to the extent not previously credited against sales milestone payments under this Section 8.3(d) or royalties under Section 8.4(d) with respect to such Licensed Product.
(e)    For the avoidance of doubt, each milestone payment shall be due only with respect to the first occurrence of the applicable milestone event set forth in Section 8.3(a).
Section 8.4    Royalties.
(a)    Royalty Rate. Subject to the remainder of this Section 8.4, Ipsen shall pay Lexicon royalties on aggregate annual (calendar year) Net Sales of all Licensed Products in the Licensed Territory, at the incremental royalty rates set forth below:

Aggregate Annual Net Sales (in Euros) for all Licensed Product(s) in the Licensed Territory

Portion of calendar year Net Sales up to and including €[**]	[**]%

Portion of calendar year Net Sales that exceeds €[**], up to and including €[**]	[**]%

Portion of calendar year Net Sales that exceeds €[**], up to and including €[**]	[**]%

Portion of calendar year Net Sales that exceeds €[**]	[**]%

(b)    Royalty Term. The applicable royalties payable to Lexicon under Section 8.4(a) above (as the royalty rates applicable under the foregoing may be reduced by Sections 8.4(c), (d), (e) and (f)) shall be paid by Ipsen on each Licensed Product, on a Licensed Product-by-Licensed Product and a country-by-country basis, until the latest of (A) the expiration of the last-to-expire Valid Claim that Covers such Licensed Product in such country, (B) the expiration of all data and regulatory exclusivity applicable to such Licensed Product pursuant to statute or regulation in such country, or (C) ten (10) years after the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).
(c)    Reduction for Commercial Supply Costs. The Commercial Supply Costs actually paid by Ipsen to Lexicon pursuant to Section 5.2 shall be subject to deduction, on a Licensed Product-by-Licensed Product and country-by-country basis, by Ipsen from any royalties that are subsequently due to Lexicon under this Agreement with respect to such Licensed Product in such country; provided that Ipsen will only be entitled to deduct Commercial Supply Costs for those units of a Licensed Product the sales of which are reflected in Net Sales in the applicable royalty report; provided further that Ipsen shall not be permitted to deduct, on a unit-by-unit basis, more than the royalties that are payable on the Net Sales resulting from the sale of such unit of Licensed Product.
(d)    Reduction for Clinical Study Costs. Ipsen may credit any Study Cost Offset Amount (if applicable) with respect to a Licensed Product against the amount of royalties payable pursuant to Section

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

8.4(a) or 8.4(e) to the extent not previously credited against sales milestone payments under Section 8.3(d) or royalties under this Section 8.4(d) with respect to such Licensed Product.
(e)    Reduction for Generic Competition or Loss of Exclusivity.
(i)    In the event that, in any country in the Licensed Territory during the Royalty Term for a Licensed Product, one or more Generic Products of a Licensed Product is launched in such country, and (A) Net Sales of such Licensed Product in such country decline by greater than [**] percent ([**]%) relative to the average Net Sales of such Licensed Product in such country for the four (4) calendar quarters immediately preceding the calendar quarter in which the Generic Product is launched in such country (the “Pre-Generic Launch Net Sales”) or (B) such Generic Product achieves [**] percent ([**]%) or more of the unit-based market share in such country during any given calendar quarter as determined by IMS, then the royalty rates set forth in Section 8.4(a) shall be reduced in such country by [**] percent ([**]%) for each calendar quarter ending after the Generic Product was launched in which such Net Sales remain below the applicable percentage of the Pre-Generic Launch Net Sales or such Generic Product maintains at least the applicable percentage of the unit-based market share in such country; provided that , the foregoing clause (x) shall not preclude the applicability of this Section 8.4(e) to future calendar quarters if such Generic Product or any other Generic Product is re-launched or launched, as applicable, in such country and Net Sales again fall below the applicable percentage of the Pre-Generic Launch Net Sales or the Generic Product again achieves at least the applicable percentage of the unit-based market share in such country
(ii)    In the event that, in any country in the Licensed Territory during the Royalty Term for a Licensed Product, such Licensed Product is not Covered by a Valid Claim of the Licensed Patent Rights in such country and there is no data or regulatory exclusivity applicable to such Licensed Product in such country, then the royalty rates set forth in Section 8.4(a) shall be reduced in such country by [**] percent ([**]%) for the remainder of the Royalty Term applicable to such Licensed Product in such country.
(iii)    Notwithstanding anything to the contrary in this Section 8.4(e), the royalty reductions in this Section 8.4(e) shall not be cumulative, with only a single reduction under clause (i) or (ii) above, but not both, being applicable, such that the maximum royalty reduction under this Section 8.4(e) shall be [**] percent ([**]%).
(f)    Third Party Licenses. Ipsen shall be responsible for the costs, including royalties, milestones and fees, of all Third Party Licenses (as defined below) entered into by Ipsen with Third Parties that are necessary so as not to infringe any Third Party Patent Rights in the manufacture, use, offer for sale, sale or importation of the Compound or any Licensed Products in the Licensed Territory hereunder (each such arrangement, a “Third Party License”, and the costs, including royalties, milestones and fees, of all such Third Party Licenses, “Third Party License Costs”). The Parties agree that Ipsen shall take the lead in negotiating and entering into any Third Party Licenses, provided that [**] percent ([**]%) of the Third Party License Costs actually paid by Ipsen to the applicable licensors shall be subject to deduction (“Third Party License Cost Cap”), on a Licensed Product-by-Licensed Product and country-by-country basis, by Ipsen from any royalties that are subsequently due to Lexicon under this Agreement with respect to such Licensed Product in such country.
(g)    Royalties Payable Only Once. The obligation to pay royalties is imposed only once with respect to the same unit of a Licensed Product.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(h)    Royalty Reports and Payments. After the First Commercial Sale of a Licensed Product in the Licensed Territory, Ipsen shall deliver to Lexicon, within [**] after the end of each calendar quarter, reasonably detailed written accountings of Net Sales of Licensed Products and royalties and sales milestone payments, if any, due to Lexicon, for such calendar quarter. Such quarterly reports shall indicate gross sales on a country-by-country and product-by-product basis, the deductions from gross sales used in calculating Net Sales and the resulting calculation of royalties and sales milestone payments. When Ipsen delivers such accountings to Lexicon, Ipsen shall also deliver all royalty payments due hereunder to Lexicon for the calendar quarter.
Section 8.5    Development Costs.
(a)    For clinical trials conducted by Lexicon under Section 3.2 and for which Ipsen is responsible for a share of costs pursuant to Section 3.3, Ipsen shall pay Lexicon, within [**] following Lexicon’s invoice with respect thereto, the specified percentage as provided in Section 3.3 of (a) all internal costs of Lexicon personnel directly engaged in the development activities of the clinical trials of the Licensed Product for the Licensed Territory at the FTE Rate, which time spent shall be justified by a time-keeping log and provided however that in the event such personnel is also concurrently engaged in the development activities of products other than the Licensed Product, such personnel’s work-time shall be appropriately allocated between the other product and the Licensed Product for purpose of calculating the internal costs specifically dedicated to the Licensed Product; plus (b) all out-of-pocket costs and expenses incurred by Lexicon, including costs and expenses of any Third Party contract research and manufacturing organizations, with respect to each of clause (a) and (b) to the extent incurred in performing activities assigned to Lexicon under the Development Plan and provided (i) the applicable activities relating to conducting the Development Program have been previously approved by the JSC prior to their start and (ii) the amounts involved are within the approved budget (it being understood that the approved budget shall include an allowance of [**] percent ([**]%) for cost overruns), provided such overruns, upon their occurrence, are appropriately documented and justified. It is further understood that Lexicon’s obligations to perform any given Development Program activities shall be subject to prior approval by the JSC of a budget therefor. For purposes of this Agreement, an overrun shall be justified if it is incurred by Lexicon in activities that are pursuant to the Development Plan approved by the JSC and the objectives thereof. This Section shall apply mutatis mutandis to Lexicon for clinical trials conducted by Ipsen under Section 3.2 and for which Lexicon is responsible for a share of costs pursuant to Section 3.3.
(b)    For clinical trials conducted by Ipsen under Section 3.2, Ipsen shall pay Lexicon, within [**] following Lexicon’s invoice, Lexicon’s Manufacturing Costs for all clinical supply of the Compound and Licensed Products for clinical trials and other development activities conducted pursuant to this Agreement.
Section 8.6    Recordkeeping; Audit Rights.
(a)    Audits by Lexicon. During the Term, and for a period of [**] thereafter, Ipsen shall keep, and shall require its Affiliates and sublicensees to keep, complete and accurate records of the latest [**] of (i) any costs of clinical trials incurred by Ipsen as described in Section 8.5, (ii) Net Sales of Licensed Products to which royalties or sales milestones attach hereunder and all deductions from gross sales used in calculating Net Sales, and (iii) records of time-keeping logs sufficient to justify the work-time spent by each FTE of Ipsen. For the sole purpose of verifying amounts payable to Lexicon hereunder, Lexicon shall have the right [**] at Lexicon’s expense to retain an independent certified public accountant selected by Lexicon and reasonably acceptable to Ipsen, to review such records for a period covering not more than the preceding

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

[**] in the location(s) where such records are maintained by Ipsen, its Affiliates or its sublicensees upon reasonable notice and during regular business hours and under obligations of confidence. Such independent certified public accountant may be required by Ipsen to enter into a confidentiality agreement and in no event shall such accountant disclose to Lexicon any information other than such as relates to the accuracy of reports and payments made or due hereunder. Results of such review shall be made available to both Lexicon and Ipsen. If the review reflects an underpayment of any amounts payable to Lexicon, such underpayment shall be remitted to Lexicon, within [**] after the notification of the results by Lexicon to Ipsen, together with interest calculated in the manner provided in Section 8.9. If the underpayment is equal to or greater than [**] percent ([**]%) of the amount that was otherwise due, Ipsen shall pay all of the reasonable out of pocket expenses of such review.
(b)    Audits by Ipsen. During the Term, and for a period of [**] thereafter, Lexicon shall keep, and shall require its Affiliates and sublicensees to keep, complete and accurate records of the latest [**] of (i) any costs of clinical trials incurred by Lexicon as described in Section 8.5 and Manufacturing Costs incurred in the conduct of the clinical, development and manufacturing activities hereunder, (ii) any internal costs of Lexicon personnel at the FTE Rate and out-of-pocket costs and expenses incurred by Lexicon in the conduct of research, development and regulatory activities under the Development Plan or Commercialization Plan for which Lexicon otherwise invoices Ipsen hereunder, and (iii) any records of time-keeping logs sufficient to justify the work-time spent by each FTE of Lexicon. For the sole purpose of verifying amounts payable by Ipsen hereunder, Ipsen shall have the right [**] at Ipsen’s expense to retain an independent certified public accountant selected by Ipsen and reasonably acceptable to Lexicon, to review such records for a period covering not more than the preceding [**] in the location(s) where such records are maintained by Lexicon, its Affiliates or its sublicensees upon reasonable notice and during regular business hours and under obligations of confidence. Such independent certified public accountant may be required by Lexicon to enter into a confidentiality agreement and in no event shall such accountant disclose to Ipsen any information other than such as relates to the accuracy of reports and payments made or due hereunder. Results of such review shall be made available to both Lexicon and Ipsen. If the review reflects an overpayment of any such amounts by Ipsen, the amount of such overpayment shall be refunded to Ipsen within [**] after such review. If the overpayment is equal to or greater than [**] percent ([**]%) of the amount that was otherwise due, Lexicon shall pay all of the reasonable out of pocket expenses of such review.
Section 8.7    Method of Payment.
All amounts payable by Ipsen under Sections 8.1 and 8.2 shall be paid by or on behalf of Ipsen in U.S. Dollars and all other amounts payable by Ipsen hereunder shall be paid by or on behalf of Ipsen in Euros. With respect to sales of Licensed Products invoiced in Euros, the royalties payable to Lexicon shall be expressed in Euros. With respect to sales of Licensed Products invoiced in a currency other than Euros, the royalties payable shall be expressed in their Euro equivalent, calculated using the applicable conversion rates for buying Euros published by The Wall Street Journal (Eastern Edition) on the last Business Day of the calendar quarter to which the royalty report relates. With respect to any other costs or expenses incurred in a currency other than Euros that become due and payable to Lexicon hereunder, such amounts shall be expressed in their Euro equivalent, calculated using the applicable conversion rates for buying Euros published by The Wall Street Journal (Eastern Edition) on the invoice date relating to such payment. All payments due to a Party hereunder shall be made by wire transfer directly to an account designated by such Party.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 8.8    Invoices.
Unless otherwise expressly stated in this Agreement, each Party shall invoice the other Party on a quarterly basis for costs or expenses that become due and payable to the invoicing Party hereunder, and the other Party shall pay the invoicing Party such invoiced amount within [**] following receipt thereof unless otherwise specified in the applicable provision of this Agreement.
Section 8.9    Late Payments.
Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest at the lesser of (a) [**] percentage points above the prime rate of interest of JP Morgan Chase & Co. as announced on the date such payment is due, or (b) the highest rate permitted by applicable Laws, calculated on the number of days such payments are overdue and compounded monthly. In addition, the Party responsible for paying shall reimburse the payee Party for all costs and expenses, including without limitation attorneys’ fees and legal expenses, incurred in the collection of late payments, provided, that the foregoing shall not apply with respect to payments disputed in good faith by the paying Party unless the payee Party is successful in such dispute or the paying Party ceases to dispute such payments.
Section 8.10    Tax Withholding.
Each Party will be solely responsible for its own tax obligations. Notwithstanding the foregoing, Ipsen shall make all payments to Lexicon hereunder from the United States or France, will not withhold any tax from payments made from the United States, and, for payments made from France, will not withhold any tax for so long as the applicable withholding rate in the double taxation treaty between the United States and France is zero percent (0%).
Section 8.11    Blocked Payments.
In the event that, by reason of applicable Laws in any country, it becomes impossible or illegal for Ipsen or its Affiliates, to transfer, or have transferred on its behalf, royalties or other payments to Lexicon, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of Lexicon in a recognized banking institution designated by Lexicon or, if none is designated by Lexicon within a period of [**], in a recognized banking institution selected by Ipsen or its Affiliates, as the case may be, and identified in a notice in writing given to Lexicon. The foregoing shall apply reciprocally to any payment that would be due by Lexicon to Ipsen hereunder.

Article 9
Intellectual Property Ownership, Protection and Related Matters
Section 9.1    Ownership of Inventions.
(a)    Solely-Owned Inventions. Each Party shall exclusively own all right, title and interest in and to all inventions made or conceived solely by the employees, agents, consultants or contractors of such Party or its Affiliates in the course of performing its activities under this Agreement.
(b)    Joint Inventions. All inventions made or conceived jointly by employees, agents, consultants or contractors of Lexicon or its Affiliates, and employees, agents, consultants or contractors of Ipsen or its Affiliates, shall be owned jointly on the basis of each Party having an undivided interest in the whole (“Joint Inventions”). Each Party covenants that it will not subject any such Joint Invention to any lien,

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

encumbrance, security interest and/or other imposition that would affect the other Party’s title or right to use the Joint Invention or to sell or otherwise assign its rights thereunder without consent of the other Party, except as otherwise provided by the terms of this Agreement.
(c)    Inventorship. For purposes of determining the Parties’ rights under this Agreement, the determination of inventorship shall be made in accordance with United States patent laws. In the event of any dispute regarding inventorship, if the Parties are unable to resolve the dispute, the Parties shall jointly engage mutually acceptable independent U.S. patent counsel not regularly employed by either Party (or, if the Parties are unable to mutually agree on such patent counsel, the ICC shall appoint such patent counsel) to resolve such dispute. The decision of such independent patent counsel shall be binding on the Parties with respect to the issue of inventorship.
Section 9.2    Prosecution and Maintenance of Patent Rights.
(a)    Licensed Patent Rights Solely Controlled by Lexicon. Subject to the cooperation provisions of Section 9.2(e), Lexicon shall have the sole right and option (but not the obligation) to prepare, file and prosecute any patent applications and to maintain any patents within the Licensed Patent Rights (other than any Joint Patent Right), in Lexicon’s name, and to control any administrative proceeding (e.g. appeal, interference, reexamination, reissue, opposition, derivation, post-grant review) relating thereto, in the Licensed Territory, at Ipsen’s expense. In the event that Lexicon elects not to file, prosecute, or maintain, or elects to abandon any Licensed Patent Right in the Licensed Territory, or declines to control any administrative proceeding relating thereto, Lexicon shall give Ipsen reasonable written notice to this effect, sufficiently in advance to permit Ipsen, in its sole discretion and expense, to undertake such filing, prosecution and maintenance, or to control such administrative proceeding relating thereto, without a loss of rights, and thereafter Ipsen may, upon written notice to Lexicon and in Lexicon’s name, file, prosecute and maintain such Licensed Patent Right and control any administrative proceeding relating thereto.
(b)    Ipsen Patent Rights Solely Controlled by Ipsen. Ipsen shall have the exclusive right and option (but not the obligation), at its sole cost and expense, to prepare, file and prosecute any patent applications and to maintain any patents within Ipsen Patent Rights (other than Joint Patent Rights) in Ipsen’s name, and to control any administrative proceeding relating thereto.
(c)    Joint Patent Rights. Lexicon shall have the first right and option (but not the obligation) to file and prosecute any patent applications and to maintain any patents within the Joint Patent Rights in both Parties’ names, and to control any administrative proceeding relating thereto. In the event that Lexicon elects not to file, prosecute, or maintain, or elects to abandon any Joint Patent Right, or declines to control any administrative proceeding relating thereto, Lexicon shall give Ipsen reasonable written notice to this effect, sufficiently in advance to permit Ipsen, in its sole discretion and expense, to undertake such filing, prosecution and maintenance, or to control such administrative proceeding relating thereto, without a loss of rights, and thereafter Ipsen may, upon written notice to Lexicon and jointly in both Parties’ names, file, prosecute and maintain such Joint Patent Rights and control any administrative proceeding relating thereto. If required under applicable Law in order for the prosecuting Party to control any administrative proceeding relating to the filing, prosecution or maintenance of any Joint Patent Rights, the other Party shall join as a party thereto.
(d)    Costs and Expenses. As from the Effective Date, the Parties shall bear the costs of preparing, filing, prosecuting, and maintaining Patent Rights other than Joint Patent Rights in accordance with Sections 9.2(a) and 9.2(b) and the costs and expenses in preparing, filing, prosecuting, and maintaining

Confidential materials omitted and filed separately
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Asterisks denote omissions.

Joint Patent Rights in accordance with Section 9.2(c) shall be shared in the same manner as set forth in Section 9.2(a) to the extent Lexicon maintains responsibility therefor, and shall be borne by Ipsen to the extent Ipsen assumes such responsibility.
(e)    Cooperation. Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution and maintenance of patents and patent applications pursuant to Section 9.2(a), (b), (c), and with respect to administrative proceedings relating thereto (collectively, “Patent Prosecution”) by or through the following:
(i)    with regard to Section 9.2(c), the execution of all documents and instruments and the performance of all acts that are reasonably necessary to enable the other Party to continue any Patent Prosecution that the cooperating Party has elected not to pursue;
(ii)    making its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary for any Patent Prosecution;
(iii)    the provision (itself or through patent counsel) to the other Party of a copy of each proposed material correspondence pertaining to substantive Patent Prosecution on the merits with any patent office in the Licensed Territory, as well as the provision of draft copies of patent applications to be submitted to the WIPO under the Patent Cooperation Treaty, or submitted to any patent office in the Licensed Territory reasonably in advance of any applicable filing or response deadline to allow the other Party to review and comment on the content of such proposed correspondence and advise the prosecuting Party as to the conduct of such Patent Prosecution, which comments and advice the prosecuting Party will not unreasonably decline to follow, provided that doing so is consistent with the goal of obtaining optimal patent coverage for Licensed Products in the Licensed Territory;
(iv)    the provision (itself or through patent counsel) to the other Party of copies of all material correspondence pertaining to substantive Patent Prosecution on the merits with any patent office in the Licensed Territory after its submission or receipt; and
(v)    the seeking of patent term extensions, adjustments, and the like wherever available for the Licensed Patent Rights.
Section 9.3    Third Party Infringement.
(a)    Notice. Each Party shall promptly report in writing to the other Party during the Term any (i) known or suspected infringement of any issued claims within the Licensed Patent Rights by a Third Party, or (ii) any known or suspected misappropriation of any of the Licensed Technology by a Third Party. In the event such known or suspected infringement or misappropriation involves the manufacture, sale, offer for sale, use, or importation in the Licensed Territory of the Compound or a Licensed Product being developed or commercialized by Ipsen hereunder (“Competitive Infringement”), the reporting Party shall provide the evidence in its possession regarding such Competitive Infringement to the other Party. Promptly after receipt of a notice of Competitive Infringement, the Parties shall discuss in good faith the Competitive Infringement and appropriate actions that could be taken to end the Competitive Infringement.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

(b)    Enforcement.
(i)    Competitive Infringement. Subject to any rights of and obligations to Lexicon’s Third Party licensors, Ipsen shall have the first right to initiate a suit or take other appropriate action that it believes necessary to end any Competitive Infringement, at Ipsen’s sole control and expense. If Ipsen fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take to end such Competitive Infringement within [**] (or such shorter period specified below in this Section 9.3(b) or in Section 9.6, if applicable) after becoming aware of the basis for such suit or action, then Lexicon may, in its discretion, initiate a suit or take other appropriate action that it believes necessary to end such Competitive Infringement. The [**] period in the immediately preceding sentence shall be shortened as reasonably necessary to enable Lexicon to initiate a suit or take other appropriate action if, in the absence of such shortening, a loss of rights with respect to such suit or other action would occur (e.g., if a generic pharmaceutical maker files an abbreviated new drug application or analogous application for which the reference listed drug is a Licensed Product and, in order to obtain an automatic stay from the EMA with respect to the approval of such application, a patent infringement suit must be brought within a shorter period of time). The Party filing any such suit or taking any such action shall be responsible for all costs in connection therewith and, therefore, shall control all decision-making related to any such suit or action, subject to Section 9.3(c) below.
(ii)    Infringement other than Competitive Infringement. Lexicon shall have the sole right to initiate a suit or take other appropriate action that it believes necessary to end any infringement of the Licensed Patent Rights other than a Competitive Infringement. Lexicon shall notify Ipsen in writing prior to initiating such suit or action, and promptly after receipt of such notice, the Parties shall discuss in good faith the advisability of such suit or action in view of any identified risks to the Licensed Patent Rights and the Licensed Products.
(c)    Conduct of Actions. The Party initiating suit or action shall have the sole and exclusive right to select counsel for any suit initiated by it referred to in Section 9.3(b) above. If required under applicable Law in order for the initiating Party to initiate or maintain such suit or action, the other Party shall join as a party to the suit or action. Such other Party shall offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The Party filing any such suit or taking any such action shall provide the other Party with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, the Party filing any such suit or taking any such action shall, to the extent permitted by applicable Law, keep the other Party promptly informed, and shall from time to time consult with such other Party regarding the status of any such suit or action and shall provide such other Party with copies of all material documents (i.e., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action. The Party not initiating such suit or action shall cooperate with the Party initiating such suit or action to the extent reasonably requested, and shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Neither Party shall conduct any such suit or action in a manner that materially places at risk the scope or validity of any Licensed Patent Right without the prior written approval of the other Party, and neither Party shall settle or compromise any claim or proceeding relating to Licensed Intellectual Property without obtaining the prior written consent of the other Party, such consent not to be unreasonably withheld.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(d)    Recoveries. With respect to any suit or action to protect Licensed Intellectual Property referred to in Section 9.3(b) above, any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be applied in the following order of priority:
(i)    first, the Party initiating the suit or action with respect to Licensed Intellectual Property shall be reimbursed for all out-of-pocket costs and expenses in connection with such proceeding paid by such Party and not otherwise recovered; and
(ii)    second, any remainder shall be paid [**] percent ([**]%) to the Party initiating such suit or action and [**] percent ([**]%) to the other Party.
Section 9.4    Claimed Infringement.
In the event that a Party becomes aware of any claim or threat of claim that the manufacture, sale, offer for sale, use, or importation of the Compound or any Licensed Product by Lexicon or Ipsen hereunder infringes or misappropriates the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any alleged infringement of Third Party Patent Rights or any alleged misappropriation of Third Party Know-How. Such notices shall be provided promptly, but in no event after more than [**] following receipt thereof. In any such instance, the Parties shall cooperate in undertaking an appropriate course of action.
Section 9.5    Patent Invalidity Claim.
(a)    If a Third Party at any time asserts a claim that any Licensed Patent Right is invalid or otherwise unenforceable (“Invalidity Claim”), whether as a defense in an infringement action brought by Ipsen or Lexicon pursuant to Section 9.3 or in any declaratory judgment action or otherwise, the Parties shall cooperate with each other in preparing and formulating a response to such Invalidity Claim. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld.
(b)    If any Invalidity Claim is brought against Ipsen or Lexicon in any action other than as a defense in any action brought by Ipsen or Lexicon asserting that any Licensed Patent Right is invalid or otherwise unenforceable, the Parties shall bear the costs of defending such Invalidity Claim in the same manner as they bear costs of Patent Prosecution relating to the applicable Licensed Patent Right pursuant to Section 9.2(d).
Section 9.6    Certification Under Drug Price Competition and Patent Restoration Act.
If a Party becomes aware of any certification filed pursuant to (a) 21 U.S.C. §355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) or (b) any comparable Law under any other jurisdiction, including any amendment or successor statute to any of the foregoing clause (a) or (b), and such certification claims that any Licensed Patent Right or Joint Patent Right, in each case Covering the Compound or a Licensed Product in the Field, is invalid or otherwise unenforceable, or that infringement will not arise from the manufacture, sale, offer for sale, use, or importation of a product by a Third Party (a “Paragraph IV Certification”), such Party shall promptly notify the other Party in writing within [**] after its receipt thereof.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 9.7    Patent Marking.
Ipsen agrees to comply with the patent marking statutes in each country in which Licensed Products are sold by Ipsen, its Affiliates or sublicensees.
Section 9.8    Trademark.
(a)    Lexicon filed an application for registration of the name “Xermelo” with the Office for Harmonization in the Internal Market and such registration was approved by the EMA on 25 April 2014.
(b)    Lexicon shall be responsible for securing and for maintaining at Ipsen’s expense the Licensed Trademark in the Licensed Territory and shall use Diligent Efforts in that regard. In the event Lexicon is unable to obtain or maintain the Licensed Trademark in some country(ies) in the Licensed Territory, the Parties shall negotiate in good faith concerning the selection of such other trademarks (i.e., back-up names) as may be available for marketing the Licensed Product in those countries.
(c)    All rights granted hereunder to Ipsen with respect to the Licensed Trademark shall be exercised, and all Licensed Products bearing the Licensed Trademark shall be manufactured, in accordance with quality standards established by the JCC, which quality standards shall be approved by Lexicon for consistency with the quality standards applied by Lexicon to its own products and the Parties shall reasonably cooperate to enable Lexicon to monitor Ipsen’s compliance with such quality standards.
(d)    Confusion with LX1033. To avoid any confusion or association with its other small molecule inhibitor TPH LX1033, if Lexicon continues to directly or indirectly, or through any Third Party, develop, commercialize, distribute or otherwise exploit LX1033, Lexicon agrees that:
(i)    it will not seek Marketing Authorization for LX1033 in the Licensed Territory under:
(A)    the Licensed Trademark, or
(B)    a tradename that is identical, similar to or is confusingly similar to the Licensed Trademark.
(ii)    Following the Effective Date, Lexicon will use reasonable efforts to have the EMA approve the invented name “Xermelo” to apply to the Licensed Product designated under the INN “telotristat etiprate”.
(iii)    Lexicon agrees to request an INN for LX1033 other than “telotristat” with the World Health Organization (“WHO”) and a new United States Adopted Name (“USAN”) for LX1033 with the United States Adopted Name Council (“USAN Council”).
(e)    The Parties shall cooperate with each other and use Diligent Efforts to protect the Licensed Trademark from infringement by Third Parties in the Licensed Territory. Without limiting the foregoing, each Party shall promptly notify the other Party of any known, threatened or suspected infringement, imitation or unauthorized use of or unfair competition relating to the Licensed Trademark in the Licensed Territory. Lexicon shall have the first right to determine in its discretion whether to and to what extent to institute, prosecute and/or defend any action or proceedings involving or affecting any rights relating to the Licensed Trademark. Upon Lexicon’s reasonable request, Ipsen shall cooperate with and assist Lexicon

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

in any of Lexicon’s enforcement efforts with respect to the Licensed Trademark. Lexicon shall promptly inform Ipsen if Lexicon elects not to take action against any actual or suspected infringement of the Licensed Trademark in the Licensed Territory, in which case, Ipsen shall then have the right, but not the obligation, to bring or assume control of any such action against the allegedly infringing Third Party as Ipsen determines may be necessary, provided however, that Ipsen shall not enter into any settlement or compromise of any claim relating to the Licensed Trademark without the prior written consent of Lexicon. In the event that Ipsen brings or assumes control of any such action, then Lexicon agrees to reasonably assist Ipsen in connection therewith. In either case, the Party that initiated and prosecuted, or maintained the defense of the action shall bear all of the costs and expenses (including reasonable attorneys’ fees) incurred in connection with the action and shall be entitled to recoup those amounts in the event of recovery, by settlement or otherwise. The amount of any recovery remaining as to any such infringement in the Licensed Territory shall be shared equally by the Parties.
(f)    The Parties, including any future licensee of Lexicon in the Lexicon Territory, to the extent reasonably feasible shall collaborate to have a global, worldwide trademark to be used on the Licensed Product in the Licensed Territory and in the Lexicon Territory.
Article 10
Confidentiality
Section 10.1    Confidential Information.
All Confidential Information disclosed by a Party or any of its Affiliates to the other Party or any of its Affiliates during the Term shall not be used by the receiving Party or any of its Affiliates except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party and its Affiliates (except to the extent disclosure is reasonably necessary for research, development, manufacture or commercialization of the Compound or a Licensed Product as contemplated hereunder, for the filing, prosecution and/or maintenance of Patent Rights for which such receiving Party is responsible, or to enforce the provisions of this Agreement), and shall not otherwise be disclosed by the receiving Party or its Affiliates to any Person that is not a Party or one of its Affiliates (except as set forth in the remainder of this Article 10), without the prior written consent of the disclosing Party, except to the extent that the Confidential Information of the disclosing Party:
(a)    was known or used without any obligation of confidentiality to the disclosing Party by the receiving Party or any of its Affiliates prior to its date of disclosure to the receiving Party; or
(b)    either before or after the date of the disclosure to the receiving Party hereunder is lawfully disclosed to the receiving Party or any of its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information; or
(c)    either before or after the date of the disclosure to the receiving Party hereunder becomes published or generally known to the public through no fault or omission on the part of the receiving Party; or
(d)    is independently developed by or for the receiving Party or any of its Affiliates without access to or knowledge of the Confidential Information; or
(e)    is required to be disclosed by the receiving Party to comply with applicable Laws, including the rules of the SEC or any stock exchange, or to defend or prosecute litigation or to comply with

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

legal process, provided that the receiving Party provides prior written notice of such disclosure to the disclosing Party (to the extent feasible) and only discloses Confidential Information of the other Party to the extent necessary for such legal compliance or litigation purpose.
Section 10.2    Employee, Director, Consultant and Advisor Obligations.
Ipsen and Lexicon each agrees that it and its Affiliates shall provide Confidential Information received from the other Party only to the receiving Party’s respective employees, directors, consultants, agents and advisors, and to the employees, directors, consultants, agents and advisors of the receiving Party’s Affiliates, who have a need to know such Confidential Information to assist the receiving Party in fulfilling its obligations under this Agreement and who are bound by obligations of confidentiality and non-use that are at least as restrictive as those set forth in this Agreement. Each Party shall remain responsible for any failure by any of such Party’s Affiliates, employees, directors, consultants, agents and advisors to treat such Confidential Information as required under Section 10.1.
Section 10.3    Publicity.
(a)    Upon execution of this Agreement, the Parties shall issue a press release announcing the execution of this Agreement, the form of which has been agreed to by the Parties prior to the Effective Date. Thereafter, the Parties shall only issue press releases or make other public disclosures regarding this Agreement (each such press release or public disclosure, a “Subject Disclosure”):
(i)    that have been expressly approved by the other Party (such approval not to be unreasonably withheld, conditioned or delayed);
(ii)    if advised by counsel to issue such Subject Disclosure in order to comply with applicable Laws, including the disclosure rules of the U.S. Securities and Exchange Commission (“SEC”), the French Autorités des Marchés Financiers (“AMF”) or a similar regulatory agency in a country other than the United States and France or of any stock exchange of other securities trading institution (for clarity such issuance is also subject to Section 10.3(b));
(iii)    if the contents of such Subject Disclosure have previously been made public other than through a breach of this Agreement by such Party; or
(iv)     to the extent that such Subject Disclosure describes one or more of the following:
(A)    the commencement, completion or “top-line” results of clinical studies of the Compound or any Licensed Product;
(B)    the completion of patient enrollments for clinical studies;
(C)    in the case of Lexicon, the occurrence of any milestone for which Lexicon receives a milestone payment hereunder;
(D)    Net Sales of Licensed Products;
(E)    in the case of Lexicon, payments received by Lexicon under this Agreement;

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(F)    the filing for or receipt of Marketing Authorization with respect to the Compound or any Licensed Product; and
(G)    the presence and participation of the Parties at scientific or financial forums relating to the Compound or Licensed Products.
(b)    Unless not feasible under the circumstances because of the need to comply with applicable Laws or stock exchange rules, each Party shall provide the other Party with a draft Subject Disclosure at least [**] prior to its intended publication for the other Party’s review. The other Party may provide the Party with suggested modifications to the draft Subject Disclosure and the Party shall consider in good faith the other Party’s suggestions in issuing such Subject Disclosure.
Section 10.4    Other Disclosures.
Notwithstanding anything in this Agreement to the contrary, each Party shall have the right to disclose Confidential Information and/or the terms of this Agreement (as applicable):
(a)    to investors, potential investors, lenders, potential lenders, acquirers, potential acquirers, investment bankers and other Third Parties in connection with financing, partnering and acquisition activities, solely under obligations of confidentiality and non-use that are at least as restrictive as those set forth in this Article 10;
(b)    to sublicensees, potential sublicensees, collaborators, potential collaborators, and Third Party contractors for purposes of engaging in the research, development, manufacture or commercialization of the Compound or Licensed Products as contemplated hereunder, solely under obligations of confidentiality and non-use that are at least as restrictive as those set forth in this Article 10;
(c)    as required by applicable Laws, including rules of the SEC, the AMF or similar regulatory agency in a country other than the United States and France or of any stock exchange or other securities trading institution. In the event that this Agreement shall be included in any report, statement or other document filed by either Party or an Affiliate of either Party with the SEC, the AMF or similar regulatory agency in a country other than the United States and France or any stock exchange or other securities trading institution, such Party shall, or shall cause such Party’s Affiliate to, seek confidential treatment from the SEC, similar regulatory agency, stock exchange or other securities trading institution of any provisions of this Agreement as may be reasonably requested by the other Party, and such Party shall use, or shall cause such Party’s Affiliate, as the case may be, to use, reasonable efforts to obtain such confidential treatment.
Section 10.5    Publications.
(a)    A Party seeking to publish or present scientific or technical data, results or other information with respect to the Compound or any Licensed Product (the “Publishing Party”) shall provide the other Party and (if the JDC remains in place) the JDC with a copy of any proposed publication or presentation at least [**] (or at least [**] in the case of abstracts or oral presentations) prior to submission for publication by the Publishing Party or its Affiliates so as to provide such other Party with an opportunity to recommend any changes it reasonably believes are necessary to continue to maintain the Confidential Information disclosed by the other Party to the Publishing Party in accordance with the requirements of this Agreement or to not jeopardize the patentability of any results or data.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(b)    If the non-Publishing Party notifies the Publishing Party that such publication or presentation, in the non-Publishing Party’s reasonable judgment, (i) contains an invention for which such Party desires to obtain patent protection, or (ii) contains any Confidential Information of such Party, or could be expected to have an adverse effect on the commercial value of any Confidential Information disclosed by such Party to the Publishing Party, the Publishing Party shall delete such Confidential Information from the proposed publication or presentation and shall further delay such publication or presentation for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) on any invention disclosed in such publication or presentation (but no less than [**] from the date of the non-Publishing Party’s notice thereof).
(c)    For as long as the JCC remains in place, the JCC shall be responsible for overseeing and facilitating the Parties’ communications and activities with respect to publications and presentations under this Section 10.5, and for serving as the initial forum for resolving any disputes (in accordance with Section 2.2(c)) between the Parties arising under this Section 10.5, with any unresolved disputes being escalated to the JSC and, if unresolved by the JSC, to the Executive Officers for resolution pursuant to Section 13.1. If the JCC is dissolved, the JSC shall be responsible for overseeing and facilitating such communications and activities between the Parties, and for serving as the initial forum for resolving any disputes that may arise between the Parties under this Section 10.5.
Section 10.6    Clinical Trial Registry.
Each of Ipsen and Lexicon shall have the obligation to the extent required by applicable Laws or regulations to publish summaries of data and results from any human clinical trials conducted by such Party under this Agreement on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov or other publicly available websites such as www.clinicalstudyresults.org, without requiring the consent of the other Party. The content of such publication shall be submitted to the JDC for prior approval.
Section 10.7    Confidentiality Term.
All obligations of confidentiality imposed under this Article 10 shall expire five (5) years following termination or expiration of this Agreement.

Article 11
Representations and Warranties
Section 11.1    Representations and Warranties of Both Parties.
Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:
(a)    such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)    such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(c)    this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(d)    the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or binding understanding, oral or written, to which it is a party or by which it is bound, nor to the best of its knowledge violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party; and
(e)    no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is or will be necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements, except for Regulatory Approvals.
Section 11.2    Representations and Warranties of Lexicon.
Lexicon hereby represents and warrants to Ipsen, as of the Effective Date, that, except as Lexicon has disclosed to Ipsen as of the Effective Date:
(a)    Lexicon is the owner of, or has Control of, the Licensed Patent Rights listed on Exhibit 1.42 and the Licensed Trademark listed on Exhibit 1.46;
(b)    Exhibit 1.42 is a complete and correct list of all Licensed Patent Rights in the Licensed Territory that claim or are directed to the Compound and are Controlled by Lexicon as of the Effective Date;
(c)    Exhibit 1.46 is a complete and correct list of each Licensed Trademark in the Licensed Territory that is Controlled by Lexicon as of the Effective Date;
(d)    To Lexicon’s knowledge, with respect to the application to register the invented name “Xermelo” as a trademark in the EU, as of the Effective Date, (i) there are no outstanding claims or allegations that the Licensed Trademark infringes upon any rights of a Third Party in the Licensed Territory and (ii) neither the sale of the Licensed Product in the Licensed Territory nor the manufacture, development, advertisement, marketing or promoting of the Licensed Product in the Licensed Territory under the Licensed Trademark infringes upon any registered rights of a Third Party in the Territory;
(e)    Lexicon has the right to grant all rights and licenses it purports to grant to Ipsen with respect to the Licensed Intellectual Property under this Agreement;
(f)    Lexicon has not granted, as of the Effective Date, any right or license, to any Third Party relating to any of the Licensed Intellectual Property, that would conflict with, or limit the scope of, any of the rights or licenses granted to Ipsen hereunder;
(g)    Lexicon has not granted any liens or security interests on the Licensed Intellectual Property;
(h)    To Lexicon’s knowledge, it has not (i) employed or used any contractor or consultant that employs any individual or entity debarred by the FDA (or subject to a similar sanction of EMA) or, (ii) employed any individual or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in each of clauses (i) and (ii) in the conduct of research and development activities directed to the Compound or any Licensed Product;

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(i)    As of the Effective Date, (i) Lexicon has not received any written allegation from a Third Party that any of the Licensed Patent Rights is invalid or unenforceable and (ii) Lexicon has not received any written notice that any Patent Right within the Licensed Patent Rights is subject to interference, reexamination, reissue, revocation, opposition, appeal or other administrative proceedings;
(j)    Lexicon has not received, with respect to the Compound, any written notice of infringement or misappropriation or any other written communication relating to a possible infringement or misappropriation of any patent rights or any know-how Controlled by a Third Party;
(k)    The Patent Rights listed on Exhibit 1.42 have been filed in good faith, have been prosecuted in accordance with any applicable duty of candor, and have been maintained in a manner consistent with Lexicon’s standard practice, in each applicable jurisdiction in which such Patent Rights have been filed, no official final deadlines with respect to prosecution thereof have been missed and all applicable fees have been paid on or before the due date for payment; and
(l)    All inventors of inventions claimed in the Patent Rights listed on Exhibit 1.42 have assigned their entire right, title and interest in and to such inventions to Lexicon and the inventors listed are correct and there are no claims or assertions in writing received by Lexicon regarding the inventorship of such Patent Rights alleging that additional or alternative inventors ought to be listed.
Section 11.3    Representations and Warranties of Ipsen.
Ipsen hereby represents and warrants to Lexicon, as of the Effective Date, that it:
(a)    Is a wholly-owned subsidiary and controlled Affiliate of Ipsen SA; and
(b)    Owns and operates substantially all of the pharmaceuticals business and associated assets that are consolidated by Ipsen SA.
Section 11.4    Mutual Covenants.
Each Party hereby covenants to the other Party that:
(a)    All employees of such Party or its Affiliates working under this Agreement will be under the obligation to assign all right, title and interest in and to their inventions and discoveries arising in the performance of such work, whether or not patentable, to such Party as the sole owner thereof;
(b)    Such Party will not knowingly (i) employ or use any contractor or consultant that employs any individual or entity debarred by the FDA (or subject to a similar sanction of EMA) or, (ii) employ any individual who or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in each of clauses (i) and (ii) in the conduct of its activities under this Agreement;
(c)    Such Party shall perform its activities pursuant to this Agreement in compliance in all material respects with applicable Laws; and
(d)    Neither Party shall, during the Term, grant any right or license to any Third Party relating to any of the intellectual property rights it owns or Controls which would conflict with, or limit the scope of, any of the rights or licenses granted or to be granted to the other Party hereunder.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 11.5    Covenants of Ipsen.
Ipsen hereby covenants to Lexicon, during the Term, that:
(a)    there will be no change in its status as a wholly-owned subsidiary and controlled Affiliate of Ipsen SA; and
(b)    it will not engage in any action, including, without limitation, any transfer of assets or other changes to its business or operations, which would (i) result in it not owning and operating substantially all of the pharmaceuticals business and associated assets that are consolidated by Ipsen SA or (ii) otherwise have the effect of materially modifying its relationship with Ipsen SA.
Section 11.6    Covenants of Lexicon.
Lexicon hereby covenants to Ipsen, during the Term, that Lexicon shall not, directly or indirectly or through any Third Party, commercialize, distribute or otherwise exploit Lexicon’s other molecule LX1033 in any indication and in any field under a trademark that is identical, similar to or confusingly similar to Licensed Trademark as set forth in Section 9.8.
Section 11.7    DISCLAIMER.
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY DISCLAIMS ANY IMPLIED WARRANTIES WITH REGARDS TO: (A) THE SUCCESS OF ANY STUDY OR TEST COMMENCED UNDER THIS AGREEMENT, (B) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE TECHNOLOGY OR MATERIALS, INCLUDING THE COMPOUND, IT PROVIDES OR DISCOVERS UNDER THIS AGREEMENT; OR (C) THE VALIDITY, ENFORCEABILITY, OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR TECHNOLOGY IT PROVIDES OR LICENSES TO THE OTHER PARTY UNDER THIS AGREEMENT.

Article 12
Term and Termination
Section 12.1    Term.
This Agreement shall become effective as of the Effective Date, may be terminated as set forth in this Article 12, and otherwise remains in effect until the expiration of all payment obligations of Ipsen under this Agreement (the “Term”).
Section 12.2    Survival of Licenses.
Notwithstanding anything herein, on a Licensed Product-by-Licensed Product and country-by-country basis, upon the expiration (but not the earlier termination) of all royalty payment obligations for a Licensed Product in a country, the licenses granted to Ipsen in Section 7.1 shall be deemed to be perpetual and fully paid-up with respect to such Licensed Product in such country.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 12.3    Termination For Material Breach.
Upon any material breach of this Agreement by either Party (in such capacity, the “Breaching Party”), the other Party (in such capacity, the “Non-Breaching Party”) may terminate this Agreement by providing [**] prior written notice ([**] prior written notice with respect to any payment breach) to the Breaching Party, specifying the material breach. The termination shall become effective at the end of the [**] (or, with respect to any payment breach, [**]) period unless (a) the Breaching Party cures such breach during such [**] (or, with respect to any payment breach, [**]) period (unless, with respect to any payment breach, the Party owing payment believes in good faith that such payment is not due and has notified the other Party thereof (including the basis of its good faith belief in reasonable detail) and paid any undisputed amount to the other Party, in which case the dispute shall be settled in accordance with Article 13, and the Agreement shall not be terminated for such reason as long as the dispute is pending), or (b) solely with respect to a breach that is not a payment breach, if such breach is not susceptible to cure within [**] of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may be terminated immediately) and effects such cure within an additional [**] after the end of such [**] period.
Section 12.4    Termination by Ipsen upon Lexicon Change of Control or Sale of TPH Business.
Lexicon shall provide Ipsen with prompt written notice upon the consummation of (a) any Change of Control of Lexicon where the Third Party Acquirer is an Ipsen Competitor; (b) the sale of all or substantially all of Lexicon’s business relating to the research, development, manufacture and commercialization of products which inhibit TPH to an Ipsen Competitor or (c) any acquisition by Lexicon of a Third Party company which is an Ipsen Competitor (or acquisition of ownership directly or indirectly of at least 50% of the voting securities or power to its share to direct the management or policies of such Ipsen Competitor, whether through ownership of voting securities, by contract or otherwise). In such event, Ipsen shall have the right to terminate this Agreement upon [**] prior written notice to Lexicon given by Ipsen not later than [**] following its receipt of such notice from Lexicon. For clarity, other than Ipsen’s obligations explicitly set forth in Sections 12.8 and 12.9, no compensation whatsoever shall be due by Ipsen by reason of termination under this Section 12.4.
Section 12.5    Termination by Ipsen for Convenience.
Ipsen shall have the right to terminate this Agreement (a) in its entirety or (b) with respect to any country or countries in the Licensed Territory for any reason upon [**] prior written notice, provided, that after receiving such notice Lexicon shall have the right to elect, in Lexicon’s sole option and discretion and by written notice to Ipsen, to accelerate such termination period to a date specified by Lexicon. For clarity, other than Ipsen’s obligations explicitly set forth in Sections 12.8 and 12.9, no compensation whatsoever shall be due by Ipsen by reason of termination under this Section 12.5, provided further however that such notice shall not relieve Ipsen of its obligation to continue to exercise Diligent Efforts during the resulting [**] notice period, or such shorter period specified by Lexicon.
Section 12.6    Termination by Lexicon for Ipsen Patent Challenge.
If Ipsen or any of its Affiliates or sublicensees challenges the validity, enforceability, patentability or scope of any claim(s) included in any Licensed Patent Rights, or supports, directly or indirectly, any such challenge (any of the foregoing, a “Patent Challenge”), Lexicon shall have the right to terminate this Agreement upon [**] written notice to Ipsen with respect to the Licensed Patent Right(s) so challenged by Ipsen or any of its Affiliates or sublicensees.

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Section 12.7    Termination by Ipsen other than Lexicon Uncured Breach
(a)    Ipsen may terminate this Agreement upon [**] advance written notice to Lexicon, provided that such notice is provided within [**] after the occurrence of one of the following: if (i) the withdrawal of the Licensed Product from the market in one or more Major EU Countries for health or safety reasons is commenced by Ipsen or ordered or required by the EMA or another applicable Regulatory Authority or (ii) substantially all ongoing clinical studies of the Licensed Product are ordered or required to be terminated by the FDA or the EMA.
(b)    Ipsen may terminate this Agreement upon [**] advance written notice to Lexicon if, [**].
Section 12.8     Effects of Termination by Lexicon for Ipsen Uncured Breach or Ipsen Patent Challenge or by Ipsen upon a Change of Control, for Convenience or Other Than Lexicon Uncured Breach.
Upon termination of this Agreement in its entirety by Lexicon pursuant to Section 12.3 (Termination for Material Breach) or pursuant to Section 12.6 (Termination for Ipsen Patent Challenge), or termination of this Agreement in its entirety by Ipsen pursuant to Section 12.4 (Termination upon Lexicon Change of Control or Sale of TPH Business), Section 12.5 (Termination by Ipsen for Convenience), or pursuant to Section 12.7 (Termination by Ipsen with Immediate Effect other than Lexicon Uncured Breach):
(a)    All rights and licenses granted by Lexicon to Ipsen shall terminate and revert to Lexicon;
(b)    Ipsen shall transfer to Lexicon ownership of all Regulatory Approvals and regulatory filings, data and dossiers in Ipsen’s or its Affiliates’ possession or control relating to the Compound and all Licensed Products;
(c)    Ipsen shall assign to Lexicon its entire right, title, and interest in and to all preclinical and clinical data, safety data and all other supporting data, including pharmacology and biology data, in Ipsen’s or its Affiliates’ possession or control relating to, and to the extent necessary for Lexicon to continue, or used by Ipsen in, the research, development or commercialization of the Compound and Licensed Products;
(d)    At Lexicon’s option and upon Lexicon’s request as to any or all of the following, Ipsen (or its relevant Affiliate) shall:
(i)    transfer to Lexicon (or its designee) the manufacturing process, documents, materials and other Know-How, to the extent the foregoing is Controlled by Ipsen, it being understood that in the case of any manufacturing process or other Know-How, Ipsen shall only be committed to transfer to Lexicon what it is legally or contractually, as applicable, permitted to transfer, and shall use Diligent Efforts to have transferred to Lexicon any process or other Know-How which is not under the Control of Ipsen (in all cases provided that Ipsen shall not be committed to incur any costs pursuant to the use of such process or other Know-How by or on behalf of Lexicon) which are used (at the time of the termination) by or on behalf of Ipsen, its Affiliates or sublicensees in the manufacture of the Compound and such Licensed Products, and provide reasonable technical assistance relating to the manufacture, testing and supply of the Compound and such Licensed Product as necessary or useful for Lexicon to be qualified or to qualify a Third Party for the manufacturing of the Compound or such Licensed Products, such assistance being limited to assistance that a manufacturer familiar with, and having experience with equipment for, manufacturing of small molecules

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and products containing small molecules, would require, and in any case not to exceed a total of [**] hours of working time by Ipsen’s personnel over a period not to exceed [**];
(ii)    sell to Lexicon (or its designee) Ipsen’s then-existing inventory of such Compound and Licensed Products, at Ipsen’s Manufacturing Cost plus [**] percent ([**]%);
(iii)    to the extent Ipsen (or an Affiliate of Ipsen) is manufacturing (on its own or through any Third Party contract manufacturer) the Compound or any Licensed Product, continue to manufacture and supply the Compound and such Licensed Product to Lexicon, for a period of up to [**] as requested by Lexicon, until manufacturing has been transitioned to Lexicon hereunder. Ipsen shall be obligated to supply quantities of the Compound and such Licensed Products sufficient to satisfy Lexicon’s requirements under a manufacturing transfer and transition plan to be negotiated by the Parties in good faith so that Lexicon can assume all commercialization activities with regard to the Compound and such Licensed Products. Ipsen will supply such quantities of the Compound and such Licensed Product at Ipsen’s Manufacturing Cost plus [**] percent ([**]%);
(iv)    assign or cause the assignment to Lexicon of any and all applicable Third Party manufacturing and supply agreements for the Compound or such Licensed Products and, at Lexicon’s direction, facilitate discussions between Lexicon and the applicable Third Party manufacturers with respect to such agreements;
(v)    promptly transfer to Lexicon or its designee on-going clinical trials being conducted by or under authority of Ipsen as of the date of the termination notice, continue to conduct such clinical trials up to such transfer or, if requested by Lexicon, terminate such clinical trials in a manner conforming to applicable Laws and regulations. It is understood that Ipsen shall in no case be obligated to incur costs beyond those budgeted for such clinical trials during the period prior to termination, costs related to any change of any kind decided by Lexicon, costs related to any translation or reformatting of documents or databases (it being understood that any data or data bases shall be transferred on an as is basis) or costs related to converting or adapting any database or software;
(vi)    transfer to Lexicon any Marketing Authorization obtained on or before the date of termination and, if commercial launch of Licensed Product(s) has occurred on or before the date of termination, Ipsen shall, at the request of Lexicon, continue to market, promote, distribute and commercialize the Licensed Product(s), and continue to pay amounts due to Lexicon pursuant to Article 8, until the date when, on a country-by-country basis, the Marketing Authorization has been transferred to Lexicon or Lexicon’s designee; and
(vii)    grant to Lexicon, effective upon such termination of the Agreement, a non-exclusive, worldwide, royalty-free, irrevocable, perpetual license, with the right to grant sublicenses to any Third Party, under the Ipsen Patent Rights and Ipsen Technology, including Ipsen’s interest in any Joint Patent Rights or Joint Technology, in each case to the extent used by Ipsen, its Affiliates or sublicensees in the research, development, manufacture, use or sale of the Compound or Licensed Products in the Field and for the sole purpose of conducting research, development, manufacturing and/or commercialization of the Compound or Licensed Products in the Field (for clarity Ipsen shall retain the right to all other uses and practice of the Ipsen Patent Rights and Ipsen Technology, including Ipsen’s interest in any Joint Patent Rights or Joint Technology), and, in such event, Lexicon shall be responsible for any pass-through license fee obligations to Ipsen’s Third Party licensors incurred as a result of Lexicon’s exercise of such license rights; and

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(e)    Ipsen shall assign to Lexicon Ipsen’s and its Affiliates’ entire right, title and interest in, to and under any trademark used by Ipsen, its Affiliates or sublicensees exclusively in connection with the marketing and sale of a Licensed Product, it being understood that such assignment shall not include the Ipsen name or trademark for the Ipsen company itself.
Section 12.9    Effects of Termination by Ipsen for Convenience.
If this Agreement is terminated by Ipsen pursuant to Section 12.5 with respect to any country or countries in the Licensed Territory (collectively, the “Terminated Territories”), then:
(a)    the effects of termination set forth in Sections 12.8(a), 12.8(d) and 12.8(e) above shall apply solely as to such Terminated Territories (in case the Agreement is terminated with respect to one or more Terminated Territories);
(b)    in lieu of the effects of termination set forth in Section 12.8(b) with respect to regulatory filings and Regulatory Approvals, Ipsen shall:
(i)    transfer to Lexicon ownership of all such regulatory filings filed in, and Regulatory Approvals received with respect to, any Terminated Territory (or any country therein), which filings or Regulatory Approvals are in Ipsen’s or its Affiliates’ possession or control and relate to the Compound and Licensed Products; and
(ii)    to the extent necessary for Lexicon to resume development or manufacturing or commercialization of the Compound or a Licensed Product in any Terminated Territory,
(A)    grant Lexicon or its designee a right of reference or use to any and all such regulatory filings filed in, and Regulatory Approvals received with respect to, any country or territory other than a Terminated Territory (or any country therein), which filings or Regulatory Approvals are in Ipsen’s or its Affiliates’ possession or control and relate to the Compound and Licensed Products, (for clarity Ipsen shall transfer to Lexicon ownership of all such regulatory filings and Regulatory Approvals in the event of a termination of this Agreement in its entirety (except for a termination by Ipsen for Lexicon uncured material breach)); and
(B)    sign, and cause its Affiliates to sign, any instruments reasonably requested by Lexicon in order to effect the grants contemplated above in this Section 12.9(b); and
(c)    Ipsen shall transfer to Lexicon, and grant Lexicon a right to use (consistent with the license granted to Lexicon under Section 12.8(d)(vii)), all preclinical and clinical data, safety data and all other supporting data, including pharmacology and biology data, in Ipsen’s or its Affiliates’ possession or control relating to, and to the extent necessary for Lexicon to continue, the research, development or commercialization of the Compound or Licensed Products in any Terminated Territory(ies), as applicable.
Section 12.10    Survival.
(a)    Upon expiration or termination of this Agreement for any reason, all rights and obligations of each Party shall terminate hereunder, except as expressly set forth in Section 12.2, 12.9, 12.9 or this Section 12.10; provided, however, that nothing in this Agreement shall be construed to release either Party from any obligations or liabilities that matured prior to the effective date of expiration or termination, or which are attributable to a period prior to such expiration or termination. In addition, and notwithstanding

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the terms of Section 12.8(d)(v) and Section 12.9(a), Ipsen shall remain responsible for payment to Lexicon of all such costs that are committed by Lexicon in connection with any human clinical trials conducted by Lexicon hereunder for a period of [**] beyond the effective date of termination by Ipsen under Section 12.5, to the extent that the clinical trials giving rise to such costs were non-terminable as of the date of termination of this Agreement, for ethical or regulatory reasons.
(b)    Notwithstanding anything in this Agreement to the contrary, the following provisions shall expressly survive any expiration or termination of this Agreement in accordance with their terms: Article 8 (in each case, to the extent any amounts are due but unpaid as of the effective date of expiration or termination); Section 8.3(b); Section 8.6; Section 9.1; Article 10; Sections 12.2, 12.8-12.10; Article 13; Article 14; and Article 15.
Article 13
Dispute Resolution
Section 13.1    Disputes; Executive Officers.
(a)    In the event any dispute arises out of or in relation to or in connection with this Agreement, including failure to perform under or breach of, the Agreement or any issue relating to the interpretation or application of the Agreement, the Parties shall use good faith efforts to resolve such dispute within [**] after the matter arises and, in the case of matters within the responsibilities of the JDC, JCC or JSC, within [**] after such matter presented to the JSC for resolution. If the Parties are unable to resolve such dispute within the applicable [**] period set forth in Section 2.1(f)), the Parties shall refer such dispute to their respective Executive Officers, and such Executive Officers shall attempt in good faith to resolve such dispute within [**], except for the following types of disputes: (i) any dispute concerning inventorship arising under Section 9.1(c), which shall not be subject to resolution by the Executive Officers under this Section 13.1 or by binding arbitration under Section 13.2, but shall instead be resolved by independent patent counsel as set forth in Section 9.1(c).
(b)    In addition, any dispute with respect to which a Party has final decision-making authority pursuant to Section 2.1(f) or that is otherwise specified not to be subject to resolution through binding arbitration (each, a “Non-Arbitrable Dispute”), which if unresolved at the JSC level or by the Executive Officers after escalation to the Executive Officers, shall not be subject to resolution by binding arbitration under Section 13.2, but shall instead be resolved by or deadlocked as set forth in Section 2.1(f) or 2.1(g), as applicable.
Section 13.2    Arbitration.
If the Executive Officers are unable to resolve a given dispute referred to such Executive Officers pursuant to Section 13.1 within [**] following such referral of such dispute to such Executive Officers, except for any Non-Arbitrable Disputes, either Party may have the given dispute settled by binding arbitration in the manner described below:
(a)    Arbitration Request. If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution.
(b)    Additional Issues. Within [**] after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

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(c)    Arbitration Location; Rules. Except as expressly provided herein, the sole mechanism for resolution of any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be arbitration by the International Chamber of Commerce (“ICC”) in London, United Kingdom, or in such other venue as the Parties agree, under the Arbitration Rules then in effect for the ICC (“ICC Rules”) except as provided herein.
(d)    English Language. All proceedings shall be held in English and a transcribed record prepared in English. Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with a reasonably complete and accurate English translation.
(e)    Selection of Arbitrators. The Parties shall each choose one arbitrator within [**] of receipt of notice of the intent to arbitrate and the said two arbitrators shall select by mutual agreement a third arbitrator within [**] after they have been selected as arbitrators. If a Party fails to appoint an arbitrator within the time herein provided or any extension of time that is mutually agreed on, the International Court of Arbitration of the ICC shall make the appointment within [**] of such failure. If the two Party-appointed arbitrators fail to appoint the third arbitrator within the time herein provided or any extension of time that is mutually agreed upon, the International Court of Arbitration of the ICC shall make the appointment within [**] of such failure. The three arbitrators shall be referred to as the “Tribunal.”
(f)    Costs; Exclusion from Award. The award rendered by the Tribunal shall not include costs of arbitration, attorneys’ fees or costs for expert and other witnesses, which shall be the responsibility of each Party (i.e. each Party shall bear its own costs and expenses), except that the Parties shall share equally the fees of the arbitrators.
(g)    Time Schedule. Within [**] of initiation of arbitration, the Parties shall reach agreement upon and thereafter follow procedures directed at assuring that the arbitration will be concluded and the award rendered within no more than [**] from selection of the three arbitrators. Failing such agreement, the Tribunal will design and the Parties will follow procedures directed at meeting such a time schedule.
(h)    Powers of Arbitrators. The Tribunal:
(i)    shall not have any power or authority to add to, alter, amend or modify the terms of this Agreement but shall specify rules sufficient to allow reasonable discovery by the Parties;
(ii)    shall establish and enforce appropriate rules to ensure that the proceedings, including the decision, be kept confidential and that all Confidential Information of the Parties be kept confidential and be used for no purpose other than the arbitration;
(iii)    shall have the power to enforce specifically this Agreement and the terms and conditions hereof in addition to any other remedies at law or in equity; and
(iv)    shall issue all decisions in writing in the form of an award or order.
(i)    Injunctive Relief. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other interim equitable relief) from the Tribunal (or, prior to the constitution of the Tribunal, from an emergency arbitrator appointed by the ICC pursuant to Article 29 of the ICC Rules of Arbitration (or any successor rule)) during any arbitration if necessary to protect trade secrets, know how or other proprietary information; avoid irreparable harm, or preserve the status quo pending the

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arbitration proceeding. Any such award or order by the Tribunal or the emergency arbitrator shall be enforceable in any court of competent jurisdiction; however, the Parties shall not be entitled to seek injunctive or other interim equitable relief in the first instance from a court, but may seek court involvement only as a matter of enforcing an arbitral award or order as to such relief after it has been rendered by the Tribunal or an emergency arbitrator.
(j)    Experience. If the issues in dispute involve scientific or technical matters, any arbitrators chosen hereunder shall have educational training and/or experience sufficient to demonstrate a reasonable level of knowledge in the pharmaceuticals and biotechnology fields.
(k)    Judgment. Judgment on any award or order rendered by the Tribunal, including awards or orders for any injunctive relief or other interim equitable relief pursuant to Section 13.2(i) of may be entered in any court having jurisdiction thereof.
(l)    Survivability. Any duty to arbitrate under the Agreement shall remain in effect and be enforceable after termination of the Agreement.
Article 14
Indemnification
Section 14.1    Indemnification by Ipsen.
Ipsen shall indemnify, defend and hold harmless Lexicon and its Affiliates, and its and their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses, including the reasonable fees of attorneys and other professional Third Parties (collectively, “Losses”), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:
(a)    the gross negligence, recklessness or wrongful intentional acts or omissions of Ipsen or its Affiliates and its or their respective directors, officers, employees and agents, in connection with Ipsen’s performance of its obligations or exercise of its rights under this Agreement;
(b)    any breach of any representation, warranty or covenant made by Ipsen under this Agreement;
(c)    any act or omission by Ipsen that results in a breach of any of Lexicon’s agreements with Lexicon Third Party licensors; or
(d)    the research, development, manufacture or commercialization (including marketing and sale) by or for Ipsen, its Affiliates or sublicensees of the Compound or any Licensed Product, in each case for the Licensed Territory, including (i) any product liability, personal injury, property damage or other damage, and (ii) infringement of any patent or other intellectual property right of any Third Party (subject to the rights of Ipsen under Section 8.4(f) and excluding any such infringement Losses arising from a breach by Lexicon of its representations and warranties set forth in Section 11.2), in each case resulting from any of the foregoing activities described in this Section 14.1.

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Section 14.2    Indemnification by Lexicon.
Lexicon shall indemnify, defend and hold harmless Ipsen and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all Losses, arising out of or resulting from any and all Third Party Claims based upon:
(a)    the gross negligence, recklessness or wrongful intentional acts or omissions of Lexicon or its Affiliates or its or their respective directors, officers, employees and agents, in connection with Lexicon’s performance of its obligations or exercise of its rights under this Agreement;
(b)    any breach of any representation, warranty or covenant made by Lexicon under this Agreement; or
(c)    the research, development, manufacture or commercialization (including marketing and sale) by or for Lexicon, its Affiliates or sublicensees of the Compound or any Licensed Product, in each case for the Lexicon Territory, including (i) any product liability, personal injury, property damage or other damage, and (ii) infringement of any patent or other intellectual property right of any Third Party, in each case resulting from any of the foregoing activities described in this Section 14.2.
Section 14.3    Procedure.
(a)    A Person entitled to indemnification under this Article 14 (an “Indemnified Party”) shall give prompt written notification to the Person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third-Party claim as provided in this Section 14.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice).
(b)    Within [**] after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party.
(c)    If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all costs and expenses, including reasonable attorney’s fees, incurred by the Indemnified Party in defending itself within [**] after receipt of any invoice therefor from the Indemnified Party.
(d)    The Party not controlling such defense may participate therein at its own expense; provided that, if the Indemnifying Party assumes control of such defense and the Indemnified Party in good faith concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party in connection with its participation in the defense action.

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(e)    The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.
(f)    The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party.
Section 14.4    Insurance.
Each Party shall procure and maintain for a period until one (1) year after expiration or termination of this Agreement commercial general liability insurance, including product liability insurance, contractual liability, bodily injury, property damage and personal injury coverage adequate to cover its obligations and liabilities hereunder and which are consistent with normal business practices of comparable companies with respect to similar obligations and liabilities, at all times during which the Compound and Licensed Products are clinically tested or commercially distributed or sold by or on behalf of such Party or its Affiliates. Such coverage shall be with an insurance carrier with an A.M. Best minimum rating of A or Moodys, S&P or Fitch equivalent. During the Term, each Party shall not permit such insurance to be reduced, expired or cancelled, without reasonable prior written notice to the other Party. It is understood that such insurance shall not be construed to create any limit of either Party’s obligations or liabilities with respect to its indemnification obligations hereunder. In the event of use by either Party of subcontractors, sublicensees or any Third Party in the performance of such Party’s obligations under the Agreement, such Party shall ensure that its subcontractor, sublicensee or Third Party shall have a proper and adequate general liability insurance to cover its risks with respect to the other Party for damages mentioned above. Each Party shall provide the other, upon request, with evidence of such insurance (e.g., certificate of insurance).
Section 14.5    Limitation of Liability.
EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 14 WITH RESPECT TO THIRD PARTY CLAIMS, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES OR SUBLICENSEES SHALL BE LIABLE FOR ANY (AND HEREBY DISCLAIM ALL) SPECIAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE OR OTHER INDIRECT DAMAGES, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHER LEGAL THEORY.

Article 15
Miscellaneous Provisions
Section 15.1    Governing Law.
Except for matters of intellectual property law, which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question, this Agreement, and any disputes between the Parties relating to the subject matter of this Agreement, shall be construed and the respective rights of the Parties hereto determined according to the substantive laws of the State of New York, USA, excluding (a) its conflicts of laws principles; (b) the United Nations Conventions on Contracts for the

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International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.
Section 15.2    Assignment.
Neither Lexicon nor Ipsen may assign this Agreement in whole or in part without the prior written consent of the other, except to an Affiliate or in connection with the merger, sale or transfer of all or substantially all of the stock, assets or business of Lexicon, on the one hand, or Ipsen, on the other, to which the subject matter of this Agreement pertains. The assigning Party shall remain primarily liable for the performance of this Agreement notwithstanding any assignment of this Agreement.
Section 15.3    Entire Agreement; Amendments.
This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, including the Confidentiality Agreement. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.
Section 15.4    Notices.
Any notice required or provided for by the terms of this Agreement shall be in writing and shall be sufficient if (a) delivered personally or (b) sent by registered or certified mail, return receipt requested, or reputable overnight business courier, in each case properly addressed to a Party as set forth below. The effective date of notice shall be the actual date of receipt by the Party receiving the same.
Notices to Lexicon shall be addressed to:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
U.S.A.
Attention: General Counsel
with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
U.S.A.
Attention: Steven D. Barrett, Esq.

Notices to Ipsen shall be addressed to:
Ipsen Pharma SAS
65, Quai Georges Gorse
92100 Boulogne-Billancourt
France
Attention: Executive Vice President General Counsel

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Any Party may change its notification address by giving notice to the other Party in the manner herein provided. For clarity, the additional copy will be addressed for convenience only and the notification shall be deemed to have been validly delivered when addressed to the main addressee.
Section 15.5    Exports.
The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls that are beyond the reasonable control of either Party. Ipsen and Lexicon agree not to export or reexport, directly or indirectly, the Compound or any Licensed Product (or any associated products, information, items, articles, computer software, media, technical data, the direct product of such data, samples or equipment received or generated under this Agreement) in violation of any US export laws or other Laws or regulations that may be applicable. Ipsen and Lexicon agree to obtain similar covenants from their Affiliates, sublicensees and contractors with respect to the subject matter of this Section.
Section 15.6    Force Majeure.
Each Party shall be excused from the performance of its obligations under the Agreement, and no failure or omission by a Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, (including the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; labor disputes, epidemic, failure or default of public utilities or common carriers, fire; storm; flood; earthquake; accident; war; rebellion; terrorism; insurrection; riot; and invasion) and such excuse shall be continued so long as the condition constituting force majeure continues; provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the end of the occurrence of one or more of the above-mentioned causes. The Party claiming such force majeure shall notify the other Party with notice of the force majeure event as soon as practicable, but in no event longer than [**] after its occurrence, which notice shall reasonably identify the affected obligations under this Agreement and the extent to which performance thereof will be affected. In such event, the Parties shall meet and/or discuss promptly to determine an equitable solution to minimize and if reasonably feasible, overcome, the effects of any such event.
Section 15.7    [**].
In the event [**], at the request of either Party the Parties shall [**], including but not limited to [**].
Section 15.8    Performance by Affiliates and Sublicensees.
To the extent that this Agreement imposes obligations on Affiliates or sublicensees of a Party, such Party agrees to cause such Party’s Affiliates and sublicensees to perform such obligations.
Section 15.9    Independent Contractors.
It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Lexicon or Ipsen to act for, bind or commit the other in any way. The Alliance Managers shall remain employees of Ipsen or Lexicon, as the case may be.

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Section 15.10    Construction.
Each Party agrees that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted.
Section 15.11    Interpretation.
Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule, or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause, Schedule, or Exhibit, of or to, as the case may be, this Agreement. Except where the context clearly otherwise requires, (a) wherever used, the use of any gender will be applicable to all genders, (b) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (c) any reference to any laws refers to such laws as from time to time enacted, repealed or amended, (d) the words “herein”, “hereof” and hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (e) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (f) the word “day” means a calendar day, the word “month” means a calendar month and the word “year” means a calendar year, (g) the word “quarterly” refers to calendar quarters (e.g. January 1 to march 31, April 1 to June 30, July 1 to September 30 or October 1 to December 31) and (h) each accounting term used herein that is not specifically defined herein shall have the meaning given to it under applicable IFRS, to the extent consistent with its usage and the other definitions in the Agreement.
Section 15.12    Headings.
The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.
Section 15.13    English Language.
This Agreement was prepared and is established in the English language, any translation thereof shall be deemed for convenience only and shall never prevail against the original English version. All reports, notices and communications to be exchanged under this Agreement shall be in the English language, provided however that, notwithstanding anything herein to the contrary, neither Party shall be under any obligation to translate into English any document originally established and existing in another language, for the sole purpose of communicating such document to the other Party, it being agreed that such documents will be provided on an as is basis.
Section 15.14    No Implied Waivers; Rights Cumulative.
No failure on the part of Lexicon or Ipsen to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Section 15.15    Severability.
If, under applicable Law, any provision of this Agreement is held to be invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the objectives contemplated by the Parties when entering into the Agreement and the general balance of the respective interests of the Parties as initially intended under the Agreement.
Section 15.16    Execution in Counterparts.
This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.
[Remainder of This Page Intentionally Left Blank]

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

IN WITNESS WHEREOF, the Parties have executed this License and Collaboration Agreement as of the Effective Date.

IPSEN PHARMA SAS

By:
Name:
Title:

LEXICON PHARMACEUTICALS, INC.

By:
Name:
Title:

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 1.10
Description of Telotristat Etiprate
Telotristat etiprate is the hippurate salt of telotristat ethyl.
Telotristat ethyl, also known as LX1032, has the chemical name, CAS identifier, and chemical structure shown below:
Chemical name: (S)-ethyl 2-amino-3-(4-(2-amino-6-((R)-1-(4-chloro-2-(3-methyl-1H-pyrazol-1-yl)phenyl)-2,2,2-trifluoroethoxy)pyrimidin-4-yl)phenyl)propanoate
CAS Registry number: 1033805-22-9
Chemical structure:

Telotristat etiprate, also known as LX1606, is the hippurate salt of telotristat ethyl, and has the chemical name, CAS identifier, and chemical structure shown below:
Chemical Name: (S)-ethyl 2-amino-3-(4-(2-amino-6-((R)-1-(4-chloro-2-(3-methyl-1H-pyrazol-1-yl)phenyl)-2,2,2-trifluoroethoxy)pyrimidin-4-yl)phenyl)propanoate 2-benzamidoacetate
CAS Registry number: 1137608-69-5
Chemical Structure:

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 1.14
Initial Development Plan
Initial Development Plan Summary

A.	Clinical Studies

¯	Completed Studies:

Protocol/ Study Number	Study Description	Number of Subjects/ Patients	Demographics	Route of Administration	Dosing Schema
[**]	[**]	[**]	[**]	[**]	[**]
[**]

¯	In-Progress Studies:

Protocol/ Study Number	Study Description	Number of Subjects/ Patients	Demographics	Route of Administration	Dosing Schema
[**]	[**]	[**]	[**]	[**]	[**]

B.	Preclinical Studies

Type of Study, Species/Strain	Study Number	Method of Administration	Duration of Dosing	Dose (mg/kg)	GLP Compliant	Testing Facility	Status
Single-dose toxicity
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Carcinogenicity
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
Reproductive Toxicity
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Local Tolerance
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]

C.	NDA/MAA Filing Timeline

[**]

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 1.42
Licensed Patent Rights

Lexicon Reference	Country	Filing Number	Filing Date	Publication Number	Publication Date	Grant Number	Grant Date
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 1.46
Licensed Trademark

Trademark	Country	Application No.	Filing Date
[**]	[**]	[**]	[**]

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 1.47

Description of LX1033
Telotristat, also known as LX1033, has the chemical name, CAS identifier and chemical structure shown below:
Chemical Name: (S)-2-amino-3-(4-(2-amino-6-((R)-1-(4-chloro-2-(3-methyl-1H-pyrazol-1-yl)phenyl)-2,2,2-trifluoroethoxy)pyrimidin-4-yl)phenyl)propanoic acid
CAS Registry number: 1033805-28-5
Chemical Structure: